CREDIT AGREEMENT
                           Dated as of November 17, 2000
                                    among
                                  NIKE, INC.,
                               as the Borrower,
                              BANK OF AMERICA, N.A.,
                             as Administrative Agent,
                                CITICORP USA, INC.,
                               as Syndication Agent,
                          BANK ONE, NA and HSBC BANK USA,
                           as Co-Documentation Agents,
                                     and
                             THE BANKS PARTY HERETO

      ________________          _________________          ________________


                       Co-Lead Arrangers and Co-Book Managers:

                          BANC OF AMERICA SECURITIES LLC
                                       and
                            SALOMON SMITH BARNEY INC.


                              Senior Managing Agent:

                         THE BANK OF TOKYO-MITSUBISHI, LTD.


                                 Managing Agents:

                               FLEET NATIONAL BANK
                                       and
                  COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES

                                TABLE OF CONTENTS
                                                                           Page

                                     ARTICLE I
                   DEFINITIONS AND OTHER INTERPRETIVE PROVISIONS

1.1.   Defined Terms                                                          1
1.2.   Other Interpretive Provisions                                         17
1.3.   References to Agreements and Laws                                     18

                                     ARTICLE II
                                   THE FACILITIES

2.1.   The Facilities                                                        18
2.2.   Ratable Advances                                                      19
2.3.   Competitive Bid Advances                                              21
2.4.   Fees                                                                  25
2.5.   General Facility Terms                                                27
2.6.   Extension of FacilityA Termination Date                               30
2.7.   Extension of FacilityB Termination Date                               32
2.8.   FacilityB Term Loans                                                  33

                                  ARTICLE III
                         TAXES, CHANGE IN CIRCUMSTANCES

3.1.   Taxes                                                                 34
3.2.   Yield Protection                                                      35
3.3.   Availability of Rate Options                                          36
3.4.   Funding Indemnification                                               36
3.5.   Regulation D Compensation                                             36
3.6.   Bank Statements; Survival of Indemnity                                36
3.7.   Removal of Banks                                                      37

                                  ARTICLE IV
                              CONDITIONS PRECEDENT

4.1.   Closing                                                               37
4.2.   Each Advance                                                          38

                                  ARTICLE V
                       REPRESENTATIONS AND WARRANTIES

5.1.   Corporate Existence                                                   39
5.2.   Authorization and Validity                                            39
5.3.   No Conflict; Government Consent                                       39
5.4.   Financial Statements                                                  39
5.5.   Material Adverse Change                                               39

                              TABLE OF CONTENTS
                                 (continued)
                                                                           Page

5.6.   Taxes                                                                 39
5.7.   Litigation and Contingent Obligations                                 40
5.8.   Subsidiaries                                                          40
5.9.   ERISA                                                                 40
5.10.  Accuracy of Information                                               40
5.11.  Regulation U                                                          40
5.12.  Material Agreements                                                   40
5.13.  Compliance With Laws                                                  41
5.14.  Ownership of Properties                                               41
5.15.  Post-Retirement Benefits                                              41
5.16.  Environmental and Safety and Health Matters                           41

                                   ARTICLE VI
                                   COVENANTS

6.1.   Financial Reporting                                                   41
6.2.   Use of Proceeds                                                       42
6.3.   Notice of Default                                                     42
6.4.   Preservation of Existence; Conduct of Business                        43
6.5.   Taxes                                                                 43
6.6.   Insurance                                                             43
6.7.   Compliance with Laws                                                  43
6.8.   Maintenance of Properties; Trademarks and Franchises                  43
6.9.   Inspection                                                            43
6.10.  Dividends                                                             44
6.11.  Merger                                                                44
6.12.  Sale of Assets                                                        44
6.13.  Sale and Leaseback                                                    44
6.14.  Acquisitions                                                          44
6.15.  Liens                                                                 44
6.16.  Affiliates                                                            45
6.17.  Leverage Ratio                                                        45
6.18.  Notice of Rating Change                                               45

                                  ARTICLE VII
                                   DEFAULTS

       Defaults                                                              46

                                  ARTICLE VIII
                    ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1.   Acceleration                                                          48
8.2.   Amendments and Waivers                                                48

                                 TABLE OF CONTENTS
                                    (continued)
                                                                           Page

8.3.   Preservation of Rights                                                49

                                   ARTICLE IX
                                    NOTICES

9.1.   Giving Notice                                                         50
9.2.   Change of Address                                                     50

                                   ARTICLE X
                                GENERAL PROVISIONS

10.1.  Survival of Representations                                           50
10.2.  Governmental Regulation                                               50
10.3.  Taxes                                                                 50
10.4.  Headings                                                              50
10.5.  Entire Agreement                                                      50
10.6.  Several Obligations                                                   51
10.7.  Expenses; Indemnification                                             51
10.8. Numbers of Documents                                                   51
10.9.  Accounting                                                            51
10.10. Severability of Provisions                                            52
10.11. Nonliability of Banks                                                 52
10.12. Confidentiality                                                       52
10.13. CHOICE OF LAW                                                         53
10.14. CONSENT TO JURISDICTION                                               53
10.15. WAIVER OF JURY TRIAL                                                  53
10.16. OREGON LEGAL NOTICE                                                   53
10.17. Counterparts                                                          53

                                   ARTICLE XI
                            THE ADMINISTRATIVE AGENT

11.1.  Appointment and Authorization; "Administrative Agent"                 54
11.2.  Delegation of Duties                                                  54
11.3.  Liability of Administrative Agent                                     54
11.4.  Reliance by Administrative Agent                                      54
11.5.  Notice of Default                                                     55
11.6.  Credit Decision                                                       55
11.7.  Indemnification of Administrative Agent                               56
11.8.  Administrative Agent in Individual Capacity                           56
11.9.  Successor Administrative Agent                                        57
11.10. Foreign Banks                                                         57
11.11. Other Agents; Co-Lead Arrangers                                       58

                                TABLE OF CONTENTS
                                   (continued)
                                                                           Page

                                   ARTICLE XII
                             SETOFF; RATABLE PAYMENTS

12.1.  Setoff                                                                58
12.2.  Ratable Payments                                                      58

                                   ARTICLE XIII
                  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

13.1.  Successors and Assigns                                                59
13.2.  Participations                                                        59
13.3.  Assignments                                                           60

EXHIBITS
________

EXHIBIT A-1         Ratable Facility A Note
EXHIBIT A-2         Ratable Facility B Note
EXHIBIT B-1         Competitive Facility A Bid Note
EXHIBIT B-2         Competitive Facility B Bid Note
EXHIBIT C           Competitive Bid Quote Request
EXHIBIT D           Invitation for Competitive Bid Quotes
EXHIBIT E           Competitive Bid Quotes
EXHIBIT F           Borrower Counsel Opinion
EXHIBIT G           Ratable Borrowing Notice
EXHIBIT H           Notice of Conversion/Continuation
EXHIBIT I           Compliance Certificate
EXHIBIT J           Assignment Agreement
EXHIBIT K           Facility B Term Loan Borrowing Notice
SCHEDULES
_________

Schedule 1          Subsidiaries
Schedule 2          Liens
Schedule 3          Commitments and Pro Rata Shares
Schedule 4          Eurodollar and Domestic Lending Offices

                              CREDIT AGREEMENT
     This Credit Agreement, dated as of November 17, 2000, is among NIKE, Inc., the Banks and Bank of America, N.A., as Administrative Agent, Citicorp USA, Inc., as Syndication Agent, and Bank One, NA and HSBC Bank USA, as Co-Documentation Agents. The parties hereto agree as follows:
                               ARTICLE I
                   DEFINITIONS AND OTHER INTERPRETIVE PROVISIONS
                   _____________________________________________

        1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
        "Absolute Facility A Rate" means, with respect to an Absolute Facility A Rate Loan made by a given Facility A Bank for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/1000 of 1%) offered by such Facility A Bank and accepted by the Borrower.
        "Absolute Facility A Rate Loan" means a Facility A Loan which bears interest at the Absolute Facility A Rate.
        "Absolute Facility B Rate" means, with respect to an Absolute Facility B Rate Loan made by a given Facility B Bank for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/1000 of 1%) offered by such Facility B Bank and accepted by the Borrower.
        "Absolute Facility B Rate Loan" means a Loan which bears interest at the Absolute Facility B Rate.
        "Absolute Rate" means (a) with respect to Absolute Facility A Rate Loans, the Absolute Facility A Rate, and (b) with respect to Absolute Facility B Rate Loans, the Absolute Facility B Rate.
        "Absolute Rate Advance" means (a) a borrowing hereunder consisting of the aggregate amount of the several Absolute Facility A Rate Loans made by some or all of the Facility A Banks to the Borrower at the same time and for the same Interest Period, or (b) a borrowing hereunder consisting of the aggregate amount of the several Absolute Facility B Rate Loans made by some or all of the Facility B Banks to the Borrower at the same time and for the same Interest Period.
        "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.3.
        "Absolute Rate Interest Period" means, with respect to an Absolute Rate Advance, a period of not less than 7 and not more than 183 days commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

        "Absolute Rate Loan" means an Absolute Facility A Rate Loan or an Absolute Facility B Rate Loan.
        "Acquisition" means any material transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Borrower or any of the Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency).
        "Administrative Agent" means Bank of America, N.A. in its capacity as administrative agent for the Banks pursuant to Article XI, and not in its individual capacity as a Bank, and any successor Administrative Agent appointed pursuant to Article XI.
        "Administrative Agent-Related Persons" means Bank of America and any successor agent arising under Section 11.9, together with their respective Affiliates (including, in the case of Bank of America, Banc of America Securities LLC), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
        "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 4, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Banks.
        "Advance" means a Facility A Advance or a Facility B Advance. "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.
        "Agreement" means this Credit Agreement.
        "Agreement Accounting Principles" means generally accepted principles of accounting as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.
        "Alternate Base Rate" means, on any date and with respect to all Floating Rate Advances, a fluctuating rate of interest per annum equal to the higher of (i) the Federal Funds Rate most recently determined by the Administrative Agent plus 1/2% per annum, and (ii) the Base Rate. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Applicable Banks of changes in the Alternate Base Rate in respect of any outstanding Floating Rate Loans.

        "Applicable Banks" means (a) with respect to any Facility A Commitments and Facility A Advances, the Facility A Banks, and (b) with respect to any Facility B Commitments and Facility B Advances, the Facility B Banks.
        "Applicable Facility Fee Rate" means, on any date and with respect to each Commitment whether used or unused, the applicable fee (in basis points) set forth below based on the type of Commitment and the Applicable Rating Level on such date (provided, however, that on the Effective Date the Applicable Rating Level shall be deemed to be Level III):
Applicable Rating Level     Applicable Facility Fee Rate (in basis points)
_______________________     ______________________________________________
                         Facility A Commitments     Facility B Commitments
                         ______________________     _______________________
        Level I                   5.5                        4.0
        Level II                  7.0                        5.0
        Level III                 8.0                        6.0
        Level IV                 10.0                        6.0
        Level V                  12.5                        6.0
        Level VI                 15.0                        6.0

        "Applicable Margin" means, on any date and with respect to each Eurodollar Ratable Loan, the applicable margin set forth below based on the Applicable Rating Level on such date (provided, however, that on the Effective Date the Applicable Rating Level shall be deemed to be Level III):
Applicable Rating Level         Applicable Margin (in basis points)
_______________________         ___________________________________
                              Facility A Loans      Facility B Loans
                              ________________      _________________
        Level I                   14.5                     16.0
        Level II                  15.5                     17.5
        Level III                 22.0                     24.0

Applicable Rating Level         Applicable Margin (in basis points)
_______________________         ___________________________________
                              Facility A Loans      Facility B Loans
                              ________________      _________________
        Level IV                  30.0                     24.0
        Level V                   37.5                     24.0
        Level VI                  47.5                     24.0

        "Applicable Rating Level" shall mean and be determined by the ratings issued from time to time by S&P and Moody's (or S&P or Moody's, if ratings shall be available from only one of such Rating Agencies) in respect of the Borrower's long-term, senior unsecured, non-credit-enhanced debt in accordance with the following (provided, however, that on the Effective Date the Applicable Rating Level shall be deemed to be Level III):
        Rating Level             S&P                        Moody's
        ____________             ___                        _______
          Level I        More favorable than A+       More favorable than A1
          Level II               A+                            A1
          Level III              A                             A2
          Level IV               A-                            A3
          Level V               BBB+                          Baa1
          Level VI    Less than BBB+ or not rated   Less than Baa1 or not rated

        For purposes of the foregoing, (a) if ratings are available from both S&P and Moody's, and the ratings available from such Rating Agencies do not correspond to the same rating level on the chart above, then (1) if such rating levels differ by only one level on the chart above, then the Applicable Rating Level shall correspond to the higher of the two ratings, and (2) if such rating levels differ by more than one level on the chart above, then the Applicable Rating Level shall correspond to that rating which is one rating higher than the lower of the two ratings; (b) if determinative ratings shall change (other than as a result of a change in the rating system used by any applicable Rating Agency) such that a change in the Applicable Rating Level would result, such change shall effect a change in the Applicable Rating Level as of the day on which the Administrative Agent receives notice of such change (such day, a "Change Day"), and any change in the Applicable Margin shall take effect commencing on such Change Day and ending on the date immediately preceding the next Change Day; (c) if the rating system of any of the Rating Agencies shall change prior to the date all Obligations hereunder have been paid and the Commitments cancelled, the Borrower and the Majority Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending such amendment, if no Applicable Rating Level is otherwise determinable based upon the foregoing, the most recent Applicable Rating Level in effect shall apply; (d) if the Borrower shall fail to give notice to the Administrative Agent of any change in rating by any Rating Agency in respect of the Borrower's long-term, senior unsecured debt on the date required by Section 6.18, the Applicable Rating Level shall be deemed to be Level VI for the period from the date such notice was required to be delivered to the date such notice is received by the Administrative Agent; and (e) upon the occurrence of and during the existence of a Default, the Applicable Rating Level shall be deemed to be Level VI.
        "Applicable Termination Date" means (a) with respect to Facility A Loans and Facility A Advances, the Facility A Termination Date, and (b) with respect to Facility B Loans and Facility B Advances, the Facility B Termination Date, or if the Facility B Term Loans are made, the Facility B Term Loan Maturity Date.
        "Attorney Costs" has the meaning set forth in Section 10.7.
        "Bank of America" means Bank of America, N.A., and its successors. "Banks" means the financial institutions listed on the signature pages of this Agreement and their respective successors and assigns.
        "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1%, and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
        "Borrower" means NIKE, Inc., an Oregon corporation.
        "Borrowing Date" means a date on which an Advance is made hereunder. "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Ratable Advances or Eurodollar Bid Rate Advances, a day other than Saturday or Sunday on which banks are open for business in San Francisco and New York City and on which dealings in United States dollars are carried on in the London interbank market, and (ii) for all other purposes, a day other than Saturday or Sunday on which banks are open for business in San Francisco and New York City.
        "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
        "Capitalized Lease Obligations" of a Person means the amount of obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
        "Co-Arrangers" means Banc of America Securities LLC and Salomon Smith Barney Inc., each in its capacity as a co-lead arranger and a co-book manager.
        "Code" means the Internal Revenue Code of 1986.
        "Co-Documentation Agents" means Bank One, NA and HSBC Bank USA, each in its capacity as a co-documentation agent and not in its individual capacity as a Bank.
        "Commitment" means, (a) as to each Facility A Bank, its Facility A Commitment, and (b) as to each Facility B Bank, its Facility B Commitment.
        "Competitive Bid Advance" means (a) with respect to any Facility A Bank, a Competitive Facility A Bid Advance, and (b) with respect to any Facility B Bank, a Competitive Facility B Bid Advance.
        "Competitive Bid Borrowing Notice" is defined in Section 2.3.6. "Competitive Bid Loan" means a Competitive Facility A Bid Loan or a
Competitive Facility B Bid Loan.
        "Competitive Bid Margin" means the margin above or below the applicable Eurodollar Base Rate offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/1000 of 1%) to be added or subtracted from such Eurodollar Base Rate.
        "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit E hereto completed and delivered by a Bank to the Administrative Agent in accordance with Section 2.3.4.
        "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit C hereto completed and delivered by the Borrower to the Administrative Agent in accordance with Section 2.3.2.
        "Competitive Facility A Bid Advance" means a borrowing hereunder prior to the Facility A Termination Date consisting of the aggregate amount of the several Competitive Facility A Bid Loans made by some or all of the Facility A Banks to the Borrower at the same time and for the same Interest Period.
        "Competitive Facility A Bid Loan" means a Eurodollar Facility A Bid Rate Loan or an Absolute Facility A Rate Loan, or both, as the case may be.
        "Competitive Facility A Bid Note" means a promissory note in substantially the form of Exhibit B-1 hereto, with appropriate insertions, duly executed and delivered to the Administrative Agent by the Borrower for the account of a Facility A Bank and payable to the order of such Facility A Bank, including any amendment, modification, renewal or replacement of such promissory note.
        "Competitive Facility B Bid Advance" means a borrowing hereunder prior to the Facility B Termination Date consisting of the aggregate amount of the several Competitive Facility B Bid Loans made by some or all of the Facility B Banks to the Borrower at the same time and for the same Interest Period.
        "Competitive Facility B Bid Loan" means a Eurodollar Facility B Bid Rate Loan or an Absolute Facility B Rate Loan, or both, as the case may be.
        "Competitive Facility B Bid Note" means a promissory note in substantially the form of Exhibit B-2 hereto, with appropriate insertions, duly executed and delivered to the Administrative Agent by the Borrower for the account of a Facility B Bank and payable to the order of such Facility B Bank, including any amendment, modification, renewal or replacement of such promissory note.
        "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Code.
        "Conversion/Continuation Date" means any date on which, under Section 2.2.4, the Borrower (a) converts an Advance bearing interest based on a Rate Option to an Advance bearing interest based on another Rate Option, or (b) continues an Advance bearing interest based on the same Rate Option, but with a new Interest Period.
        "Default" means an event described in Article VII.
        "Dollars" and "$" mean lawful money of the United States of America. "Effective Date" means the date on which all conditions set forth in
Section 4.1 are satisfied or waived by the Administrative Agent and the Banks (or, in the case of Section 4.1(k), waived by the Person entitled to receive the applicable payment), provided such date shall not be later than November 17, 2000.
        "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

        "Environmental Laws" means the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous materials or other hazardous or toxic substance, as now or at any time hereafter in effect.
        "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.
        "Eurodollar Auction" means a solicitation of Competitive Bid Quotes setting forth Eurodollar Bid Rates pursuant to Section 2.3.
        "Eurodollar Base Rate" means for any Interest Period with respect to any Eurodollar Ratable Advance or a Eurodollar Bid Rate Advance:
           (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

           (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

           (c)     if the rates referenced in the preceding subsections (a) and
        (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Ratable Advance or Eurodollar Bid Rate Advance being made (or that would be made by Bank of America if such Advance were a Eurodollar Ratable Advance), continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

        "Eurodollar Bid Rate" means, (a) with respect to Eurodollar Facility A Bid Rate Loans, the Eurodollar Facility A Bid Rate, and (b) with respect to Eurodollar Facility B Bid Rate Loans, the Eurodollar Facility B Bid Rate.
        "Eurodollar Bid Rate Advance" means a Eurodollar Facility A Bid Rate Advance or a Eurodollar Facility B Bid Rate Advance.
        "Eurodollar Facility A Bid Rate" means, with respect to a Eurodollar Facility A Bid Rate Loan made by a given Facility A Bank for the relevant Eurodollar Interest Period, the sum of (i) the Eurodollar Base Rate and (ii) the Competitive Bid Margin offered by such Facility A Bank and accepted by the Borrower.
        "Eurodollar Facility A Bid Rate Advance" means a Competitive Facility A Bid Advance which bears interest at a Eurodollar Facility A Bid Rate.
        "Eurodollar Facility A Bid Rate Loan" means a Facility A Loan which bears interest at the Eurodollar Facility A Bid Rate.
        "Eurodollar Facility A Ratable Advance" means a Facility A Advance which bears interest at a Eurodollar Rate requested by the Borrower pursuant to
Section 2.2.
        "Eurodollar Facility A Ratable Loan" means a Facility A Loan which bears interest at a Eurodollar Rate requested by the Borrower pursuant to
Section 2.2.
        "Eurodollar Facility B Bid Rate" means, with respect to a Eurodollar Facility B Bid Rate Loan made by a given Facility B Bank for the relevant Eurodollar Interest Period, the sum of (i) the Eurodollar Base Rate and (ii) the Competitive Bid Margin offered by such Facility B Bank and accepted by the Borrower.
        "Eurodollar Facility B Bid Rate Advance" means a Competitive Facility B Bid Advance which bears interest at a Eurodollar Facility B Bid Rate.
        "Eurodollar Facility B Bid Rate Loan" means a Facility B Loan which bears interest at the Eurodollar Facility B Bid Rate.
        "Eurodollar Facility B Ratable Advance" means a Facility B Advance which bears interest at a Eurodollar Rate requested by the Borrower pursuant to
Section 2.2.
        "Eurodollar Facility B Ratable Loan" means a Facility B Loan which bears interest at a Eurodollar Rate requested by the Borrower pursuant to
Section 2.2.
        "Eurodollar Interest Period" means, with respect to a Eurodollar Ratable Advance or a Eurodollar Bid Rate Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.
        "Eurodollar Ratable Advance" means a Eurodollar Facility A Ratable Advance or a Eurodollar Facility B Ratable Advance.
        "Eurodollar Ratable Loan" means a Eurodollar Facility A Ratable Loan or a Eurodollar Facility B Ratable Loan.
        "Eurodollar Rate" means, with respect to a Eurodollar Ratable Advance for the relevant Eurodollar Interest Period, the sum of (i) the Eurodollar Base Rate applicable to that Eurodollar Interest Period plus (ii) the Applicable Margin.
        "Existing Credit Facilities" means (i) that certain 1998 NIKE 364-day Credit Agreement dated as of May 21, 1998 among the Borrower, Bank of America, as Agent, and the other financial institutions party thereto, and (ii) that certain Credit Agreement dated as of September 15, 1995 among the Borrower, certain of its Subsidiaries, Bank of America, as Agent, and the other financial institutions party thereto.
        "Exposure" means as to any Bank at any time (a) (i) prior to the termination of the Facility A Commitments, such Bank's Facility A Commitment, and (ii) after the termination of the Facility A Commitments, the aggregate principal amount of all outstanding Facility A Loans made by such Bank plus (b)
(i) prior to the termination of the Facility B Commitments, such Bank's Facility B Commitment and (ii) after the termination of the Facility B Commitments, the aggregate outstanding principal amount of the Facility B Loans made by such Bank.
        "Facility A Advance" means a borrowing hereunder consisting of the aggregate amount of the several Facility A Loans made by some or all of the Facility A Banks to the Borrower on the same Borrowing Date, at the same Rate Option (or on the same interest basis in the case of Competitive Facility A Bid Advances) and for the same Interest Period and includes a Competitive
Facility A Bid Advance.
        "Facility A Bank" means a Bank having a Facility A Commitment as set forth on Schedule 3 hereof and its successors and assigns.
        "Facility A Commitment" means, for each Facility A Bank, the obligation of the Facility A Bank to make Facility A Loans not exceeding the amount set forth opposite the Facility A Bank's name in Schedule 3 hereof, as such amount may be modified from time to time pursuant to the terms of this Agreement (collectively, the "Facility A Commitments").
        "Facility A Exposure" means, as to any Facility A Bank, the Exposure of such Facility A Bank with respect to its Facility A Commitment and its
Facility A Loans.
        "Facility A Loan" means a Loan made to the Borrower pursuant to Section 2.1(a).
        "Facility A Pro Rata Share" means, as to any Facility A Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Facility A Bank's Facility A Exposure divided by the combined Facility A Exposure of all Facility A Banks.
        "Facility A Termination Date" means November 17, 2005 or such later date to which the Facility A Termination Date is extended pursuant to Section 2.6, unless the Facility A Commitments or this Agreement are earlier cancelled or terminated pursuant to the terms hereof.
        "Facility B Advance" means a borrowing hereunder consisting of the aggregate amount of the several Facility B Loans made by some or all of the Facility B Banks to the Borrower on the same Borrowing Date, at the same Rate Option (or on the same interest basis in the case of Competitive Facility B Bid Advances) and for the same Interest Period and includes a Competitive
Facility B Bid Advance.
        "Facility B Bank" means a Bank having a Facility B Commitment as set forth on Schedule 3 hereof and its successors and assigns.
        "Facility B Commitment" means, for each Facility B Bank, the obligation of the Facility B Bank to make Facility B Loans not exceeding the amount set forth opposite the Facility B Bank's name in Schedule 3 hereof, as such amount may be modified from time to time pursuant to the terms of this Agreement (collectively, the "Facility B Commitments"); provided that if the Facility B Term Loans are made, "Facility B Commitment" means, for each Facility B Bank, the outstanding principal amount of the Facility B Term Loans made by such Facility B Bank, and "Facility B Commitments" means the aggregate principal amount of all Facility B Term Loans.
        "Facility B Exposure" means, as to any Facility B Bank, the Exposure of such Facility B Bank with respect to its Facility B Commitment and its
Facility B Loans.
        "Facility B Loan" means a Loan made to the Borrower pursuant to Section 2.1(b) or a Facility B Term Loan.
        "Facility B Pro Rata Share" means, as to any Facility B Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Facility B Bank's Facility B Exposure divided by the combined Facility B Exposure of all Facility B Banks.
        "Facility B Termination Date" means November 16, 2001 or such later date to which the Facility B Termination Date is extended pursuant to Section 2.7, unless the Facility B Commitments or this Agreement are earlier cancelled or terminated pursuant to the terms hereof.
        "Facility B Term Loan Borrowing Notice" means a notice substantially in the form of Exhibit K hereto.
        "Facility B Term Loan" has the meaning specified in Section 2.8.1. "Facility B Term Loan Maturity Date" has the meaning specified in
Section 2.8.1.
        "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
        "Fixed Rate" means the Eurodollar Rate, the Eurodollar Bid Rate or the Absolute Rate.
        "Fixed Rate Advance" means an Advance which bears interest at a Fixed Rate.
        "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate. "Floating Rate" means, for any day, a rate per annum equal to the
Alternate Base Rate.
        "Floating Rate Advance" means a Floating Rate Facility A Advance or a Floating Rate Facility B Advance.
        "Floating Rate Facility A Advance" means a Facility A Advance which bears interest at the Floating Rate.
        "Floating Rate Facility B Advance" means a Facility B Advance which bears interest at the Floating Rate.
        "Floating Rate Interest Period" means, with respect to a Floating Rate Advance, a period of three months commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such Floating Rate Interest Period would end on a day which is not a Business Day, such Floating Rate Interest Period shall end on the next succeeding Business Day.
        "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.
        "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.1.
        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
        "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) net liabilities under interest rate swap, foreign exchange or cap agreements, and (vii) liability under any arrangement by which such Person assumes, guarantees, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person.
        "Indemnified Liabilities" has the meaning specified in Section 10.7. "Interest Period" means a Floating Rate Interest Period, a Eurodollar
Interest Period or an Absolute Rate Interest Period.
        "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit D hereto, completed and delivered by the Administrative Agent to the Applicable Banks in accordance with Section 2.3.3.
        "IRS" means the Internal Revenue Service of the United States Treasury. "Knight Family" means, collectively, Philip H. Knight, and his wife, children, parents and siblings, and any trust, corporation or partnership with respect to his assets established for estate planning purposes.
        "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
        "Lending Office" means, as to any Bank, the office or offices of such Bank described as such on Schedule 4, or such other office or offices as a Bank may from time to time notify the Borrower and the Administrative Agent.
        "Leverage Ratio" means, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (i) Indebtedness to (ii) net worth as determined in accordance with generally accepted accounting principles.
        "Lien" means any security interest, mortgage, pledge, lien (statutory or other), claim, charge, encumbrance, title retention agreement, lessor's interest under a Capitalized Lease or analogous instrument, in, of or on any Person's assets or properties in favor of any other Person.
        "Loan" means, with respect to a Bank, such Bank's portion, if any, of any Advance.
        "Loan Documents" means this Agreement and the Notes.
        "Majority Banks" means Banks in the aggregate having more than 50% of the combined Exposure at such time of all Banks.
        "Majority Facility A Banks" means Facility A Banks in the aggregate having more than 50% of the combined Facility A Exposure at such time of all Facility A Banks.
        "Majority Facility B Banks" means Facility B Banks in the aggregate having more than 50% of the combined Facility B Exposure at such time of all Facility B Banks.
        "Material Adverse Effect" means with respect to any matter that such matter (i) could reasonably be expected to materially and adversely affect the business, properties, condition (financial or otherwise), or results of operations of the Borrower or the Borrower and its Subsidiaries taken as a whole, or (ii) has been brought by or before any court or arbitrator or any governmental body, agency or official, and draws into question the validity or enforceability of any material provision of any Loan Document against any obligor party thereto.
        "Material Subsidiary" means, at any time, any Subsidiary having at such time either (i) total (gross) revenues for the preceding four fiscal quarter period in excess of 10% of the Borrower's consolidated total (gross) revenues for such period, or (ii) total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of 10% of the net book value of the Borrower's consolidated total assets on such date, in each case, based upon the Borrower's most recent annual or quarterly financial statements delivered to the Administrative Agent under Section 6.1.
        "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.
        "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.
        "Notes" means, collectively, the Competitive Facility A Bid Notes, the Competitive Facility B Bid Notes and the Ratable Notes; and "Note" means any one of the Notes.
        "Notice of Conversion/Continuation" is defined in Section 2.2.4. "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all other reimbursements, indemnities or other obligations of the Borrower to the Banks or to any Bank, the Administrative Agent or any indemnified party hereunder arising under the Loan Documents.
        "Occupational Safety and Health Law" means the Occupational Safety and Health Act of 1970 and any other Law regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.
        "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents, excluding, in the case of each Bank and the Administrative Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office.
        "Participants" is defined in Section 13.2.1.
        "Payment Date" means the last Business Day of each February, May, August and November.
        "PBGC" means the Pension Benefit Guaranty Corporation and its successors and assigns.
        "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.
        "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.
        "Ratable Advance" means a Ratable Facility A Advance or a Ratable Facility B Advance.
        "Ratable Borrowing Notice" is defined in Section 2.2.3.
        "Ratable Facility A Advance" means a borrowing hereunder consisting of the aggregate amount of the several Ratable Facility A Loans made by the Facility A Banks to the Borrower at the same time, at the same Rate Option and for the same Interest Period.
        "Ratable Facility A Loan" means any Ratable Facility A Loan made by a Facility A Bank to the Borrower pursuant to Section 2.2.1(a) hereof.
        "Ratable Facility A Note" means a promissory note in substantially the form of Exhibit A-1 hereto, duly executed and delivered to the Administrative Agent by the Borrower for the account of each Facility A Bank and payable to the order of a Facility A Bank in the amount of its Facility A Commitment, including any amendment, modification, renewal or replacement of such promissory note.
        "Ratable Facility B Advance" means a borrowing hereunder consisting of the aggregate amount of the several Ratable Facility B Loans made by the Facility B Banks to the Borrower at the same time, at the same Rate Option and for the same Interest Period.
        "Ratable Facility B Loan" means any Ratable Facility B Loan made by a Facility B Bank to the Borrower pursuant to Section 2.2.1(b) hereof.
        "Ratable Facility B Note" means a promissory note in substantially the form of Exhibit A-2 hereto, duly executed and delivered to the Administrative Agent by the Borrower for the account of each Facility B Bank and payable to the order of a Facility B Bank in the amount of its Facility B Commitment, including any amendment, modification, renewal or replacement of such promissory note.
        "Ratable Loan" means a Ratable Facility A Loan or a Ratable Facility B Loan.
        "Ratable Notes" means the Ratable Facility A Notes and the Ratable Facility B Notes.
        "Rate Option" means the Eurodollar Rate or the Floating Rate.
        "Rating Agency" means S&P and Moody's.
        "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.
        "Regulations U and X" means Regulations U and X of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
        "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
        "Reserve Requirement" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on eurocurrency liabilities (as defined in Regulation D). The Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in the applicable reserve requirement.
        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto that is a nationally-recognized rating agency.
        "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.
        "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.
        "Substantial Portion" is defined in Section 6.12.
        "Syndication Agent" means Citicorp USA, Inc. in its capacity as syndication agent and not in its individual capacity as a Bank.
        "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties deductions, fees withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office.
         "Unfriendly Acquisition" means the Acquisition of a corporation, limited liability company or similar business entity if the Acquisition has not been approved by the board of directors (or comparable governing body) of such entity.
        "Unfunded Liabilities" means, (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.
        "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.
        "Withdrawing Bank" means a Facility A Withdrawing Bank (as defined in
Section 2.6(a)) or a Facility B Withdrawing Bank (as defined in Section
2.6(a)).
        1.2.     Other Interpretive Provisions.
        (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
        (b)      (i)     The words "herein" and "hereunder" and words of
similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                 (ii) Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.

                 (iii) The term "including" is by way of example and not limitation.

                 (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

        (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

        1.3. References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, reforming or interpreting such Law.

                                     ARTICLE II
                                  THE FACILITIES
        2.1.     The Facilities.

                 (a) Facility A. From the Effective Date until the Facility A Termination Date, each Facility A Bank severally agrees to make Ratable Facility A Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding, the amount of its Facility A Commitment.

                         (i) Each Facility A Bank may, in its sole discretion and not subject to the amount of its Facility A Commitment, make bids to make Competitive Facility A Bid Loans to the Borrower in accordance with Section 2.3.

                         (ii) In no event may the aggregate principal amount of all outstanding Facility A Advances (including both the Ratable Facility A Advances and the Competitive Facility A Bid Advances) exceed the Facility A Commitments.

                         (iii) Subject to the terms of this Agreement, the Borrower may borrow, repay and re-borrow within the limits of each Facility A Bank's Facility A Commitment at any time prior to the Facility A Termination Date.

                 (b) Facility B. From the Effective Date until the Facility B Termination Date, each Facility B Bank severally agrees to make Ratable Facility B Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding, the amount of its Facility B Commitment.

                    (i) Each Facility B Bank may, in its sole discretion and not subject to the amount of its Facility B Commitment, make bids to make Competitive Facility B Bid Loans to the Borrower in accordance with Section 2.3.

                    (ii) In no event may the aggregate principal amount of all outstanding Facility B Advances (including both the Ratable Facility B Advances and the Competitive Facility B Bid Advances) exceed the Facility B Commitments.

                     (iii) Subject to the terms of this Agreement, the Borrower may borrow, repay and re-borrow within the limits of each Facility B Bank's Facility B Commitment at any time prior to the Facility B Termination Date.

       2.2.     Ratable Advances.

       2.2.1.   General.

                (a) Facility A. Each Ratable Facility A Advance hereunder shall consist of borrowings made from the several Facility A Banks ratably in proportion to the amounts of their respective Facility A Commitments. The aggregate outstanding amount of Competitive Facility A Bid Advances shall reduce each Facility A Bank's Facility A Commitment ratably in the proportion such Facility A Bank's Facility A Commitment bears to the Facility A Commitments regardless of which Facility A Bank or Facility A Banks make such Competitive Facility A Bid Advances. No Facility A Bank shall be obligated to make a Facility A Loan hereunder if the aggregate principal amount of such Bank's Facility A Loans outstanding would exceed its Facility A Commitment. Ratable Facility A Advances shall be evidenced by the Ratable Facility A Notes.

                (b) Facility B. Each Ratable Facility B Advance hereunder shall consist of borrowings made from the several Facility B Banks ratably in proportion to the amounts of their respective Facility B Commitments. The aggregate outstanding amount of Competitive Facility B Bid Advances shall reduce each Facility B Bank's Facility B Commitment ratably in the proportion such Facility B Bank's Facility B Commitment bears to the Facility B Commitments regardless of which Facility B Bank or Facility B Banks make such Competitive Facility B Bid Advances. No Facility B Bank shall be obligated to make a Facility B Loan hereunder if the aggregate principal amount of its Facility B Loans outstanding would exceed such Bank's Facility B Commitment. Ratable Facility B Advances shall be evidenced by the Ratable Facility B Notes.

        2.2.2. Ratable Advance Rate Options. The Ratable Advances may be Floating Rate Advances or Eurodollar Ratable Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.2.3, and as converted or continued in accordance with Section 2.2.4; provided that (a) no Facility A Advance may mature after the Facility A Termination Date, and (b) no Facility B Advance may mature after the Facility B Termination Date.
        2.2.3. Method of Selecting Rate Options and Interest Periods for Ratable Advances. The Borrower shall select the Rate Option and Interest

Period applicable to each Ratable Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice in the form attached hereto as Exhibit G (a "Ratable Borrowing Notice") not later than 8:00 a.m. (San Francisco time) (a) on the Business Day preceding the Borrowing Date of each Floating Rate Advance, and (b) three Business Days before the Borrowing Date for each Eurodollar Ratable Advance. Notwithstanding the foregoing, a Ratable Borrowing Notice for a Floating Rate Advance may be given not later than 15 minutes after the time which the Borrower is required to reject one or more bids offered in connection with an Absolute Rate Auction pursuant to
Section 2.3.6 and a Ratable Borrowing Notice for a Eurodollar Ratable Advance may be given not later than 15 minutes after the time the Borrower is required to reject one or more bids offered in connection with a Eurodollar Auction pursuant to Section 2.3.6. A Ratable Borrowing Notice shall specify:
                (a) whether such Ratable Advance is a Ratable Facility A Advance or a Ratable Facility B Advance;
                (b) the Borrowing Date, which shall be a Business Day, of such Ratable Advance;
                (c)    the aggregate amount of such Ratable Advance;
                (d)    the Rate Option selected for such Ratable Advance; and
                (e) in the case of each Fixed Rate Advance, the Interest Period applicable thereto (which may not end after the Applicable Termination
Date).
        2.2.4.  Conversion and Continuation Elections.
                (a) Subject to subsection 2.2.4(d), the Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.2.4(b): (i) elect, as of any Business Day, in the case of a Floating Rate Advance, or as of the last day of the applicable Interest Period, in the case of a Eurodollar Ratable Advance, to convert such Advance into an Advance bearing interest based on another Rate Option; or (ii) elect, as of the last day of the applicable Interest Period, to continue a Eurodollar Ratable Advance or Floating Rate Advance having an Interest Period expiring on such day; except, that during the existence of a Default or Unmatured Default, the Borrower may not elect to have any Advance converted into or continued as a Eurodollar Ratable Advance unless (1) with respect to any conversion or continuation of a Facility A Advance, the Majority Facility A Banks consent thereto, or (2) with respect to any conversion or continuation of a Facility B Advance, the Majority Facility B Banks consent thereto. All conversions and continuations of Advances shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Applicable Bank.
                (b)   The Borrower shall deliver a notice of
conversion/continuation in the form attached hereto as Exhibit H (a "Notice of Conversion/Continuation") to be received by the Administrative Agent not later than 8:00 a.m. (San Francisco time) (i) on the Business Day preceding the Conversion/Continuation Date if the Advance is to be converted into or
                                     20
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continued as a Floating Rate Advance, and (ii) three Business Days before the
Conversion/Continuation Date if the Advance is to be converted into or continued as a Eurodollar Ratable Advance; specifying:

                      (i) whether such Ratable Advance to be converted or continued is a Facility A Advance or a Facility B Advance;

                      (ii) the Conversion/Continuation Date, which shall be a Business Day, of such Ratable Advance;

                      (iii) the aggregate amount of such Ratable Advance to be converted or continued;

                       (iv) the Rate Option for such Ratable Advance resulting from the conversion or continuation; and

                        (v) in the case of each Fixed Rate Advance, the Interest Period applicable thereto (which may not end after the Applicable Termination Date).

              (c) If upon the expiration of any Interest Period applicable to a Eurodollar Ratable Advance, the Borrower has failed to select timely a new Interest Period to be applicable to such Advance, or if any Default or Unmatured Default then exists, the Borrower shall be deemed to have elected to convert such Advance into a Floating Rate Advance effective as of the expiration date of such Interest Period.

              (d) Notwithstanding anything herein to the contrary, the Borrower may not (i) convert a Facility A Advance into a Facility B Advance, or
(ii) convert a Facility B Advance into a Facility A Advance.

       2.3.    Competitive Bid Advances.

       2.3.1. Competitive Bid Option. In addition to Ratable Advances pursuant to Section 2.2, but subject to the terms and conditions of this Agreement (including any limitations as to the maximum aggregate principal amount of all outstanding Facility A Advances and any limitations as to the maximum aggregate principal amount of all outstanding Facility B Advances hereunder), the Borrower may, as set forth in this Section 2.3, request the Applicable Banks, prior to the Applicable Termination Date, to make offers to make Competitive Bid Advances to the Borrower. Each Applicable Bank may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this
Section 2.3. Competitive Facility A Bid Advances shall be evidenced by the Competitive Facility A Bid Notes and Competitive Facility B Bid Advances shall be evidenced by the Competitive Facility B Bid Notes.

       2.3.2. Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.3, it shall transmit to the Administrative Agent by telecopy a Competitive Bid Quote Request substantially in the form of Exhibit C hereto so as to be received no later than (i) 8:00 a.m. (San Francisco time) at least four Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction, or
(ii) 8:00 a.m. (San Francisco time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction specifying:
              (a) whether the Borrower is requesting offers to make Competitive Facility A Bid Loans or offers to make Competitive Facility B Bid Loans;
              (b) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance;
              (c)  the aggregate principal amount of such Competitive Bid
Advance;
              (d) whether the Competitive Bid Quotes requested are to set forth a Eurodollar Bid Rate or an Absolute Rate, or both; and
              (e)the Interest Period applicable thereto (which may not end after the Applicable Termination Date).
        The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request; provided that the Borrower may not request offers to make Competitive Facility A Bid Loans and offers to make Competitive Facility B Bid Loans in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within 5 Business Days (or, in either case upon reasonable prior notice to the Applicable Banks, such other number of days as the Borrower and the Administrative Agent may agree) of any other Competitive Bid Quote Request. Each Competitive Bid Quote Request shall be in Dollars in a minimum amount of $5,000,000 (and in integral multiples of $1,000,000 in excess thereof). A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit C hereto shall be rejected, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopy.
       2.3.3. Invitation for Competitive Bid Quotes. Promptly and in any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.3.2, the Administrative Agent shall send to each of the Applicable Banks by telecopy an Invitation for Competitive Bid Quotes substantially in the form of Exhibit D hereto, which shall constitute an invitation by the Borrower to each Applicable Bank to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.3.
       2.3.4. Submission and Contents of Competitive Bid Quotes.
              (a) Each Applicable Bank may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.3.4 and must be submitted to the Administrative Agent by telecopy at the Administrative Agent's Office not later than (a) 9:00 a.m. (San Francisco time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (b) 9:00 a.m. (San Francisco time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Applicable Banks, such other time and date as the Borrower and the Administrative Agent may agree); provided that Competitive Bid Quotes submitted by Bank of America may only be submitted if Bank of America notifies the Borrower of the terms of the offer or offers contained therein not later than 15 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Applicable Banks. Subject to Articles IV and VIII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.
              (b) Each Competitive Bid Quote shall be in substantially the form of Exhibit E hereto and shall in any case specify:
                  (i) whether the Competitive Bid Quote applies to a proposed Competitive Facility A Bid Loan or a proposed Competitive Facility B Bid Loan;
                  (ii) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes,
                  (iii) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Facility A Commitment or the Facility B Commitment, as the case may be, of the quoting Bank, (2) must be at least $5,000,000 and an integral multiple of $1,000,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested,
                  (iv) in the case of a Eurodollar Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan,
                  (v) the minimum or maximum amount, if any, of the Competitive Bid Loan which may be accepted by the Borrower,
                  (vi) in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan, and
                  (vii) the identity of the quoting Bank.
              (c) The Administrative Agent shall reject any Competitive Bid Quote that:
                  (i) is not substantially in the form of Exhibit E hereto or does not specify all of the information required by Section 2.3.4(b);
                  (ii) contains qualifying, conditional or similar language, other than any such language contained in Exhibit E hereto;
                    (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or
                    (iv)   arrives after the time set forth in Section
2.3.4(a).
       If any Competitive Bid Quote shall be rejected pursuant to this Section 2.3.4(c), then the Administrative Agent shall notify the relevant Bank of such rejection as soon as practical.
       2.3.5. Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by an Applicable Bank that is in accordance with Section 2.3.4, and (ii) of any Competitive Bid Quote that is in accordance with Section 2.3.4 and amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Applicable Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Eurodollar Bid Rates or Absolute Rates, as the case may be, so offered.
       2.3.6. Acceptance and Notice by Borrower. Not later than (i) 10:00 a.m. (San Francisco time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction, or (ii) 10:00 a.m. (San Francisco time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Applicable Banks, such other time and date as the Borrower and the Administrative Agent may agree), the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers so notified to it pursuant to Section 2.3.5; provided, however, that the failure by the Borrower to give such notice to the Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.3.4(b)(v)); provided that:
              (a) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;
              (b) acceptance of offers may only be made on the basis of ascending Eurodollar Bid Rates or Absolute Rates, as the case may be; and
              (c)  the Borrower may not accept any offer that is described in
Section 2.3.4(c) or that otherwise fails to comply with the requirements of this Agreement for the purpose of obtaining a Competitive Bid Loan under this Agreement.
       2.3.7. Allocation by Administrative Agent. If offers are made by two or more Banks with the same Eurodollar Bid Rates or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples, not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Bank shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Bank has indicated that it is willing to accept. Allocations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event on the same Business Day, notify each Bank of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Bank.
       2.4.   Fees.

       2.4.1. Arrangement, Structuring and Agency Fees. The Borrower shall pay such arrangement, structuring and agency fees to Bank of America and the Administrative Agent in the amounts and at the times specified in the letter agreement, dated October 5, 2000, between the Borrower, Bank of America and Banc of America Securities LLC. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

       2.4.2. Administration Fee. The Borrower hereby agrees to pay to the Administrative Agent an administration fee for Competitive Bid Quote Requests in such amounts as are from time to time agreed upon by the Borrower and the Administrative Agent.

       2.4.3. Applicable Facility Fees.
              (a) Facility A. The Borrower shall pay to the Administrative Agent for the account of each Facility A Bank in accordance with its Facility A Pro Rata Share, a facility fee equal to the Applicable Facility Fee Rate times the actual daily amount of the Facility A Commitments, regardless of usage.
The facility fee shall accrue at all times from the Effective Date until the Facility A Termination Date and shall be due and payable quarterly in arrears on each Payment Date, commencing with the first Payment Date to occur after the Effective Date, and on the Facility A Termination Date.
              (b) Facility B. The Borrower shall pay to the Administrative Agent for the account of each Facility B Bank in accordance with its Facility B Pro Rata Share, a facility fee equal to the Applicable Facility Fee Rate times the actual daily amount of the Facility B Commitments, regardless of usage.
The facility fee shall accrue at all times from the Effective Date until the Facility B Termination Date (or if the Facility B Term Loans are made, the Facility B Term Loan Maturity Date) and shall be due and payable quarterly in arrears on each Payment Date, commencing with the first Payment Date to occur after the Effective Date, and on the Facility B Termination Date (or if the Facility B Term Loans are made, the Facility B Term Loan Maturity Date).

              (c) Calculation of Facility Fees. The facility fees shall be calculated quarterly in arrears, and if there is any change in the Applicable Facility Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Facility Fee Rate separately for each period during such quarter that such Applicable Facility Fee Rate was in effect. The facility fees shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.
       2.4.4. Utilization Fees.
              (a) Facility A. The Borrower shall pay to the Administrative Agent for the account of each Facility A Bank in accordance with its Facility A Pro Rata Share, a utilization fee of 0.10% times the actual daily aggregate outstanding Facility A Loans on each day that the aggregate outstanding amount of the Facility A Loans and the Facility B Loans exceeds 33.0% of the Facility A Commitments and the Facility B Commitments. The utilization fee shall be due and payable quarterly in arrears on each Payment Date, commencing with the first Payment Date to occur after the Effective Date, and on the Facility A Termination Date. The utilization fee shall be calculated quarterly in arrears.
              (b) Facility B. The Borrower shall pay to the Administrative Agent for the account of each Facility B Bank in accordance with its Facility B Pro Rata Share, a utilization fee of 0.10% times the actual daily aggregate outstanding Facility B Loans on each day that the aggregate outstanding amount of the Facility A Loans and the Facility B Loans exceeds 33.0% of the Facility A Commitments and the Facility B Commitments. The utilization fee shall be due and payable quarterly in arrears on each Payment Date, commencing with the first Payment Date to occur after the Effective Date, and on the Facility B Termination Date (or if the Facility B Term Loans are made, the Facility B Term Loan Maturity Date).
              (c) Calculation of Utilization Fees. The utilization fees shall be calculated quarterly in arrears. The utilization fees shall accrue at all times, including at any time during which one or more of the conditions in
Article IV is not met.
       2.4.5. Banks' Participation Fee. On the Effective Date, the Borrower shall pay to the Administrative Agent, for the account of the Banks in accordance with their respective pro rata shares, a participation fee in an amount set forth in a separate letter agreement between the Borrower, Bank of America and Banc of America Securities LLC. Such participation fees are for the credit facilities committed by the Banks under this Agreement and are fully earned on the date paid. The participation fee paid to each Bank is solely for its own account and is nonrefundable for any reason whatsoever.
       2.4.6. Computation of Fees. Computation of all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days.

       2.5.   General Facility Terms.

       2.5.1. Method of Borrowing. Not later than 11:00 a.m. (San Francisco time) on each Borrowing Date, each Bank shall make available its Loan or Loans in funds immediately available to the Administrative Agent at the Administrative Agent's Office. Unless otherwise instructed by the Borrower, the Administrative Agent shall deposit the funds so received from the Banks in the Borrower's account at Bank of America's main office in San Francisco.

       2.5.2. Minimum Amount of Each Advance. Each Ratable Advance, and each conversion and continuation with respect to a Ratable Advance, shall be in the minimum amount of $10,000,000 (and in integral multiples of $1,000,000 if in excess thereof); provided, however, that (a) any Floating Rate Facility A Advance may be in the aggregate amount of the unused Facility A Commitments, and (b) any Floating Rate Facility B Advance may be in the aggregate amount of the unused Facility B Commitments.
       2.5.3. Repayment. Except for optional payments pursuant to Section 2.5.4, (a) each Competitive Bid Advance shall be paid in full by the Borrower on the last day of the Interest Period applicable thereto, and (b) each Ratable Advance shall be paid in full by the Borrower on the last day of the Interest Period applicable thereto, unless such Ratable Advance is converted or continued in accordance with Section 2.2.4; provided that in any event all Facility A Advances shall be paid in full on the Facility A Termination Date and all Facility B Advances shall be paid in full on the Facility B Termination Date (provided that if the Facility B Term Loans are made, the Facility B Term Loans shall be paid in full on the Facility B Term Loan Maturity Date).
       2.5.4. Optional Principal Payments. The Borrower may from time to time pay all outstanding Ratable Advances, or, in a minimum aggregate amount of $10,000,000 (and in multiples of $1,000,000 if in excess thereof), any portion of the outstanding Ratable Advances upon three Business Days' prior notice to the Administrative Agent. All such payments shall be made in immediately available funds to the Administrative Agent at the Administrative Agent's Office by 11:00 a.m. (San Francisco time) on the date of payment. A Competitive Bid Advance may not be prepaid prior to the last day of its applicable Interest Period without the prior consent of the Bank which originally made such Loan, which consent may be given or withheld at the Bank's sole and absolute discretion. Any prepayment of a Fixed Rate Advance prior to the end of an applicable Interest Period shall be subject to the indemnification provided in Section 3.4.
       2.5.5. Interest Periods. Subject to the provisions of Section 2.5.6, each Advance shall bear interest from the first day of the Interest Period applicable thereto to the earlier of (a) the last day of such Interest Period, or (b) the date of any earlier prepayment as permitted by Section 2.5.4, at the interest rate determined as applicable to such Advance, subject to the Borrower's right to convert or continue Ratable Advances pursuant to
Section 2.2.4. The Borrower shall not request a Fixed Rate Advance if, after giving effect to the requested Fixed Rate Advance, more than 20 separate Fixed Rate Advances would be outstanding.
       2.5.6. Rate after Maturity. Except as provided in the next sentence, any Advance not paid at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the Alternate

Base Rate plus 1% per annum. In the case of a Fixed Rate Advance the maturity of which is accelerated, such Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period, at the higher of (a) the rate otherwise applicable to such Interest Period plus 1% per annum, or (b) the Alternate Base Rate plus 1% per annum.
       2.5.7. Interest Payment Dates; Interest Basis. Interest accrued on each Advance shall be payable on the last day of its applicable Interest Period and on any date on which such Advance is prepaid, whether due to acceleration or otherwise. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on all Floating Rate Advances calculated on the basis of the Base Rate shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest on all other Advances shall be calculated for the actual number of days elapsed on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 11:00 a.m. (San Francisco time) at the place of payment. If any payment of principal or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.
       2.5.8. Method of Payment. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff, without prejudice to Borrower's right to later assert any counterclaim, defense, recoupment or setoff. Except as specifically provided in this Agreement and in the following sentence, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Banks to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 11:00 a.m. (San Francisco time) on the date when due and shall be applied (i) first, ratably among the Applicable Banks with respect to any principal and interest due in connection with Ratable Advances, (ii) second, after all amounts described in clause (i) have been satisfied, ratably among those Applicable Banks for whom any payment of principal and interest is due in connection with any Competitive Bid Advances, and (iii) third, after all amounts described in clauses (i) and (ii) have been satisfied, ratably to any other Obligations then due to the Applicable Banks. If such payment is received by the Administrative Agent by 11:00 a.m. (San Francisco time) such delivery to the Banks shall be made on the same day and if received thereafter shall be made on the next succeeding Business Day. The Administrative Agent is hereby authorized to charge the account of the Borrower held at Bank of America for each payment of principal, interest and fees owing by the Borrower as it becomes due hereunder.
       2.5.9. Notes; Telephonic Notices; Designation of Borrower. Each Bank is hereby authorized to record on the schedule attached to each of its Notes, or otherwise record in accordance with its usual practice, the date and amount of each of its Loans of the type evidenced by such Note; provided, however, that any failure to so record shall not affect the Borrower's Obligations under this Agreement or any Note. The Borrower hereby authorizes the Banks and the Administrative Agent to extend, continue and convert Advances, effect Rate Option selections and submit Competitive Bid Quotes based on telephonic notices made by any person or persons the Administrative Agent or any Bank in good faith believes to be an authorized officer or an officer, employee or agent of the Borrower designated by an authorized officer. The Borrower agrees to deliver promptly to the Administrative Agent a written or telecopy confirmation of each telephonic notice signed by an authorized officer. If the written or telecopy confirmation differs in any material respect from the action taken by the Administrative Agent and the Banks, the records of the Administrative Agent and the Banks shall govern absent manifest error.
       2.5.10. Notification of Advances, Interest Rates and Prepayments. The Administrative Agent will notify each Applicable Bank of the contents of each Ratable Borrowing Notice, Notice of Conversion/Continuation (or automatic conversion pursuant to subsection 2.2.4(c)), and payment notice received by it hereunder promptly and in any event (provided such items were timely received by the Administrative Agent from the Borrower) before the close of business on the same Business Day of receipt thereof (or, in the case of borrowing notices with respect to Floating Rate Advances, within one hour of receipt thereof). The Administrative Agent will notify each Applicable Bank of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Applicable Bank prompt notice of each change in the Alternate Base Rate in respect of any outstanding Floating Rate Advance.
       2.5.11. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Bank, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Bank, the proceeds of a Loan, or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Applicable Banks, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Bank or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Bank, the Federal Funds Rate for such day, or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.
       2.5.12. Cancellation. The Borrower may, at any time after the Effective Date, upon not less than five Business Days' prior written notice to the Administrative Agent, terminate or permanently reduce the Facility A Commitments and/or the Facility B Commitments in whole, or in a minimum aggregate amount of $10,000,000 (and in integral multiples of $1,000,000 in excess thereof); unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (a) with respect to any termination or permanent reduction of the Facility A Commitments, the then-outstanding principal amount of the Facility A Loans would exceed the amount of the combined Facility A Commitments then in effect, or (b) with respect to any termination or permanent reduction of the Facility B Commitments, the then-outstanding principal amount of the Facility B Loans would exceed the amount of the combined Facility B Commitments then in effect. Any reduction of the Facility A Commitments shall be applied to each Facility A Bank according to its Facility A Pro Rata Share, and any reduction of the Facility B Commitments shall be applied to each Facility B Bank according to its Facility B Pro Rata Share. All accrued commitment fees to, but not including, the effective date of any reduction or termination of Commitments shall be paid on the effective date of such reduction or termination. Once the Facility A Commitments or the Facility B Commitments are reduced in accordance with this Section, they may not be increased.
       2.5.13. Lending Offices. Each Bank may from time to time, by written or telecopy notice to the Administrative Agent and the Borrower, change its Lending Office and for whose account Loan payments are to be made.
       2.6.    Extension of Facility A Termination Date.
               (a) The Borrower may, from time to time, by written notice to the Administrative Agent (each such notice being a "Facility A Extension Notice") given no later than 30 days but not sooner than 60 days prior to November 17 of each year beginning 2001 (each such November 17 called an "Extension Date"), extend the Facility A Termination Date to a date one year after the then applicable Facility A Termination Date. Such extension shall not be effective with respect to a Facility A Bank which, by a notice (a "Facility A Withdrawal Notice") to the Borrower and the Administrative Agent given within 30 days following the Administrative Agent's receipt of such Facility A Extension Notice, declines to consent to such extension or which has failed to respond to the Borrower and the Administrative Agent within said 30-day period (each Facility A Bank giving a Facility A Withdrawal Notice or failing to respond in a timely manner being called a "Facility A Withdrawing Bank" and each Facility A Bank other than a Facility A Withdrawing Bank being a "Facility A Continuing Bank"). Such extension shall be effective only if the aggregate of the Facility A Commitments of the Facility A Continuing Banks is 66-2/3% or more of the Facility A Commitments in effect on the date of this Agreement.
               (b) If Facility A Banks with less than 66-2/3% of the Facility A Commitments elect to be Facility A Continuing Banks, the Facility A Termination Date shall not be extended and the Facility A Banks (including Facility A Withdrawing Banks) shall be obligated to make Facility A Loans to the Borrower in accordance with the original terms of this Agreement (including any previously approved extensions). If Facility A Banks with 66-2/3% or more, but less than 100%, of the Facility A Commitments elect to be Facility A Continuing Banks, the Borrower may, at any time prior to the then applicable Extension Date, invite the Facility A Continuing Banks to increase their Facility A Commitments and/or invite other banks to become party to the Agreement as Facility A Banks in accordance with Section 13.3, in an aggregate amount not to exceed the Facility A Commitments of the Facility A Withdrawing Banks. If the Borrower fails to receive new or increased Facility A Commitments equal to the Facility A Commitments of the Facility A Withdrawing Banks prior to the then applicable Extension Date, the Borrower may, at its option, elect to cancel the requested extension of the Facility A Termination Date and the Facility A Banks, including the Facility A Withdrawing Banks, shall continue to be obligated to make Facility A Loans in accordance with the original terms of this Agreement (including any previously approved extensions). If the Borrower receives the consent of Facility A Banks having 66-2/3% or more, but less than 100%, of the Facility A Commitments, and the Borrower elects not to cancel the requested extension, the Facility A Termination Date shall be extended by one year, provided, however, that the Facility A Commitment of each Facility A Withdrawing Bank shall terminate on the then applicable Facility A Termination Date without giving any effect to such extension. In such event, the Borrower shall pay in full all Facility A Loans outstanding from each Facility A Withdrawing Bank on such Facility A Termination Date, provided, however, that so long as no Default or Unmatured Default exists, the Borrower may, at any time prior to such Facility A Termination Date and by not less than five Business Days' prior written notice to the Administrative Agent and any Facility A Withdrawing Bank, cancel such Facility A Bank's Facility A Commitment, and thereupon prepay all Facility A Loans made by such Facility A Bank, together with interest and fees accrued to the date of such prepayment and breakage costs due under Section 3.4, if any, whereupon such Facility A Bank shall cease to be obliged to make further Facility A Loans hereunder, its Facility A Commitment shall be reduced to zero and it shall be released from all unaccrued obligations with respect to Facility A Commitments under this Agreement.

             (c) The Administrative Agent shall notify each Facility A Bank of its receipt of a Facility A Extension Notice within two Business Days after the Administrative Agent's receipt thereof. The Borrower may deliver only one Facility A Extension Notice per year.
             (d) Each Facility A Withdrawing Bank shall be obliged, at the request of the Borrower and subject to the Facility A Withdrawing Bank receiving payment in full of all amounts owing to it under this Agreement prior to completion of an assignment, to assign, without recourse or warranty and by an assignment agreement in substantially the form of Exhibit J attached hereto, and in accordance with Section 13.3, all of its rights and obligations hereunder to another financial institution which is an Eligible Assignee nominated by the Borrower and willing to participate in the facility in the place of such Facility A Withdrawing Bank; provided that such transferee satisfies all the requirements of this Agreement.
              (e) If the Facility A Termination Date shall have been extended in respect of Facility A Continuing Banks in accordance with this Section 2.6, any Ratable Borrowing Notice or Notice of Conversion/Continuation with respect to any Facility A Loans or Facility A Advances specifying a Borrowing Date or Conversion/Continuation Date occurring after the Facility A Termination Date applicable to a Facility A Withdrawing Bank or requesting an Interest Period extending beyond such date (i) shall have no effect in respect of such Facility A Withdrawing Bank, and (ii) shall not specify a requested aggregate principal amount exceeding, when combined with all then outstanding Facility A Advances, the Facility A Commitments of the Facility A Continuing Banks.
               (f) If the Facility A Termination Date shall have been extended in respect of Facility A Continuing Banks in accordance with this Section 2.6, all references herein to the "Facility A Termination Date" shall, with respect to all parties hereto other than Facility A Withdrawing Banks, refer to the Facility A Termination Date as so extended.

       2.7.    Extension of Facility B Termination Date
               (a) The Borrower may, from time to time, by written notice to the Administrative Agent (each such notice being a "Facility B Extension Notice") given no later than 30 days but not sooner than 60 days prior to the then applicable Facility B Termination Date, beginning November 16, 2001, extend the Facility B Termination Date to a date 364 days after the then applicable Facility B Termination Date. Such extension shall not be effective with respect to a Facility B Bank which, by a notice (a "Facility B Withdrawal Notice") to the Borrower and the Administrative Agent given within 30 days following the Administrative Agent's receipt of such Facility B Extension Notice, declines to consent to such extension or which has failed to respond to the Borrower and the Administrative Agent within said 30-day period (each Facility B Bank giving a Facility B Withdrawal Notice or failing to respond in a timely manner being called a "Facility B Withdrawing Bank" and each Facility B Bank other than a Facility B Withdrawing Bank being a "Facility B Continuing Bank"). Such extension shall be effective only if the aggregate of the Facility B Commitments of the Facility B Continuing Banks is 66-2/3% or more of the Facility B Commitments in effect on the date of this Agreement.
               (b) If Facility B Banks with less than 66-2/3% of the Facility B Commitments elect to be Facility B Continuing Banks, the Facility B Termination Date shall not be extended and the Facility B Banks (including Facility B Withdrawing Banks) shall be obligated to make Facility B Loans to the Borrower in accordance with the original terms of this Agreement (including any previously approved extensions and Advances pursuant to Section 2.8). If Facility B Banks with 66-2/3% or more, but less than 100%, of the Facility B Commitments elect to be Facility B Continuing Banks, the Borrower may, at any time prior to the then applicable Facility B Termination Date, invite the Facility B Continuing Banks to increase their Facility B Commitments and/or invite other banks to become party to the Agreement as Facility B Banks in accordance with Section 13.3, in an aggregate amount not to exceed the Facility B Commitments of the Facility B Withdrawing Banks. If the Borrower fails to receive new or increased Facility B Commitments equal to the Facility B Commitments of the Facility B Withdrawing Banks prior to the then applicable Facility B Termination Date, the Borrower may, at its option, elect to cancel the requested extension of the Facility B Termination Date and the Facility B Banks, including the Facility B Withdrawing Banks, shall continue to be obligated to make Facility B Loans in accordance with the original terms of this Agreement (including any previously approved extensions and Advances pursuant to Section 2.8). If the Borrower receives the consent of Facility B Banks having 66-2/3% or more, but less than 100%, of the Facility B Commitments, and the Borrower elects not to cancel the requested extension, the Facility B Termination Date shall be extended by 364 days, provided, however, that the Facility B Commitment of each Facility B Withdrawing Bank shall terminate on the then applicable Facility B Termination Date without giving any effect to such extension. In such event, the Borrower shall pay in full all Facility B Loans outstanding from each Facility B Withdrawing Bank on such Facility B Termination Date, provided, however, that so long as no Default or Unmatured Default exists, the Borrower may, at any time prior to such Facility B Termination Date and by not less than five Business Days' prior written notice to the Administrative Agent and any Facility B Withdrawing Bank, cancel such Facility B Bank's Facility B Commitment, and thereupon prepay all Facility B Loans made by such Facility B Bank, together with interest and fees accrued to the date of such prepayment and breakage costs due under Section 3.4, if any, whereupon such Facility B Bank shall cease to be obliged to make further Facility B Loans hereunder, its Facility B Commitment shall be reduced to zero and it shall be released from all unaccrued obligations with respect to Facility B Commitments under this Agreement.
              (c) The Administrative Agent shall notify each Facility B Bank of its receipt of a Facility B Extension Notice within two Business Days after the Administrative Agent's receipt thereof. The Borrower may deliver only one Facility B Extension Notice per year.
              (d) Each Facility B Withdrawing Bank shall be obliged, at the request of the Borrower and subject to the Facility B Withdrawing Bank receiving payment in full of all amounts owing to it under this Agreement prior to completion of an assignment, to assign, without recourse or warranty and by an assignment agreement in substantially the form of Exhibit J attached hereto, and in accordance with Section 13.3, all of its rights and obligations hereunder to another financial institution which is an Eligible Assignee nominated by the Borrower and willing to participate in the facility in the place of such Facility B Withdrawing Bank; provided that such transferee satisfies all the requirements of this Agreement.
              (e) If the Facility B Termination Date shall have been extended in respect of Facility B Continuing Banks in accordance with this Section 2.7, any Ratable Borrowing Notice or Notice of Conversion/Continuation with respect to any Facility B Loans or Facility B Advances specifying a Borrowing Date or Conversion/Continuation Date occurring after the Facility B Termination Date applicable to a Facility B Withdrawing Bank or requesting an Interest Period extending beyond such date (i) shall have no effect in respect of such Facility B Withdrawing Bank, and (ii) shall not specify a requested aggregate principal amount exceeding, when combined with all then outstanding Facility B Advances, the Facility B Commitments of the Facility B Continuing Banks.
              (f) If the Facility B Termination Date shall have been extended in respect of Facility B Continuing Banks in accordance with this Section 2.7, all references herein to the "Facility B Termination Date" shall, with respect to all parties hereto other than Facility B Withdrawing Banks, refer to the Facility B Termination Date as so extended.
       2.8.   Facility B. Term Loans.
       2.8.1. Advances. In the event that the Borrower elects not to extend the Facility B Termination Date pursuant to Section 2.7, each Facility B Bank severally agrees on the terms and conditions set forth in this Agreement to advance to the Borrower (upon request of the Borrower pursuant to this Agreement) on the then applicable Facility B Termination Date an amount up to the outstanding principal amount of the Facility B Loans made by such Facility B Bank and outstanding as of the opening of business on such Facility B Termination Date. The aggregate of such advances is collectively called the "Facility B Term Loans" and shall be made by each Facility B Bank in accordance with its Facility B Pro Rata Share. The Facility B Term Loans will mature and are due and payable one year after such Facility B Termination Date (the "Facility B Term Loan Maturity Date"). Amounts borrowed under this
Section 2.8 and subsequently repaid or prepaid may not be reborrowed.

       2.8.2. Notice. The Facility B Term Loans shall be made upon the irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) of the Borrower in the form of a Facility B Term Loan Borrowing Notice (which notice must be received by the Administrative Agent not later than 8:00 a.m. (San Francisco time) not less than three Business Days prior to the Facility B Termination Date), specifying: (A) the amount of the Facility B Term Loans which shall be in an aggregate principal amount not more than the aggregate principal amount of the Facility B Loans which will be outstanding as of the opening of business on the Facility B Termination Date; (B) the Rate Option selected for such Facility B Term Loans; and (C) the Interest Period applicable to any Eurodollar Rate Loans included in such notice.

       2.8.3. Use of Proceeds. The proceeds of the Facility B Term Loans will first be used to pay the principal amount of the Facility B Loans which are outstanding at the time the Facility B Term Loans are made and then in accordance with Section 6.2.
                                  ARTICLE III
                         TAXES, CHANGE IN CIRCUMSTANCES
       3.1.   Taxes.
              (a) Any and all payments by the Borrower to each Bank or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower agrees to pay all Other Taxes.
               (b) If the Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then:
                   (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                   (ii) the Borrower shall make such deductions and withholdings;

                   (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable Law; and

                    (iv) the Borrower shall also pay to each Bank or the Administrative Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.
              (c) The Borrower agrees to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Administrative Agent makes written demand therefor.
               (d) Within 30 days after the date of any payment by the Borrower of Taxes, Other Taxes or Further Taxes, the Borrower shall furnish to each Bank or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Administrative Agent.
       3.2. Yield Protection. If, after the date hereof, because of the enactment of, or any change in, any Law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof (other than such enactments or changes that are not effective as of August 31, 2000 but are scheduled to become effective thereafter pursuant to such laws, rules, regulations, policies, guidelines, directives or interpretations that are effective as of August 31, 2000), which
            (a) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or
            (b) imposes any other condition the result of which is to increase the cost to any Bank of making, funding or maintaining loans or reduces any amount receivable by any Bank in connection with loans, or requires any Bank to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Bank, or
             (c) affects the amount of capital required or expected to be maintained by any Bank or any corporation controlling any Bank and such Bank determines the amount of capital required is increased by or based upon the existence of this Agreement or its obligation to make Loans hereunder or of commitments of this type,
Then, within 15 days of demand by such Bank through the Administrative Agent, the Borrower shall pay such Bank that portion of such increased expense incurred (including, in the case of Section 3.2(c), any reduction in the rate of return on capital to an amount below that which it could have achieved but for such law, rule, regulation, policy, guideline or directive and after taking into account such Bank's policies as to capital adequacy) or reduction in an amount received which such Bank determines is attributable to making, funding and maintaining its Loans and its Commitment. Notwithstanding the foregoing, if a Bank fails to make a claim within 90 days after it becomes, or ought reasonably to have become, aware of any event giving rise to a claim under this
Section 3.2, then such Bank shall be entitled to make any claim under this
Section 3.2 only in respect of any amounts due under this Section 3.2 that are attributable to the period following the 90th day preceding the day upon which the Bank makes such claim.

       3.3. Availability of Rate Options. If any Bank determines that maintenance of any of its Fixed Rate Loans at a suitable Lending Office would violate any applicable law, rule, regulation or directive, whether or not having the force of law, such Bank shall so notify the Administrative Agent and the Administrative Agent shall suspend the availability of the affected Rate Option and require any Fixed Rate Advances outstanding under the affected Rate Option to be repaid; or if any Bank determines that (i) deposits of a type or maturity appropriate to match fund Fixed Rate Advances are not available, the Administrative Agent shall suspend the availability of the affected Rate Option with respect to any Fixed Rate Advances made after the date of any such determination, or (ii) a Rate Option does not accurately reflect the cost of making a Fixed Rate Advance at such Rate Option, such Bank shall so notify the Administrative Agent and then the Administrative Agent shall suspend the availability of the affected Rate Option with respect to any Fixed Rate Advances made after the date of any such determination.
       3.4. Funding Indemnification. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, automatic conversion or otherwise, or the Borrower requests a Fixed Rate Advance, or the continuation or conversion of an Advance as or to a Fixed Rate Advance, and the Borrower does not borrow, continue or convert such Fixed Rate Advance on the date specified by the Borrower except by reason of default by the Applicable Banks, the Borrower will indemnify each Applicable Bank for any loss or cost incurred by it resulting therefrom, including any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance.
       3.5. Regulation D Compensation. Each Applicable Bank may through the Administrative Agent request the Borrower to pay and upon such request the Borrower shall pay, contemporaneously with each payment of interest on the Borrower's Eurodollar Ratable Loans, additional interest on such Loans at a rate per annum determined by such Bank up to but not exceeding the excess of
(i) (A) the Eurodollar Base Rate divided by (B) one minus the Reserve Requirement with respect to Eurodollar liabilities over (ii) the Eurodollar Base Rate. Any Applicable Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Eurodollar Ratable Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least five Business Days after the giving of such notice, and (y) shall notify the Borrower at least five Business Days prior to each date on which interest is payable on the Eurodollar Ratable Loans of the amount then due it under this Section.
       2.6. Bank Statements; Survival of Indemnity. To the extent reasonably possible, each Bank shall designate an alternate Lending Office with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Bank under

Section 3.1 or 3.2 or to avoid the unavailability of a Rate Option under
Section 3.3, so long as such designation is not prohibited by applicable legal and regulatory restrictions and not disadvantageous to such Bank as determined in its sole discretion. Each Bank shall deliver to the Borrower through the Administrative Agent a written statement of such Bank as to the amount due, if any, under Sections 3.1, 3.2 or 3.4, simultaneously with making a request for payment under said Sections 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Bank determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Bank funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate for such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The Obligations of the Borrower under Sections 3.1, 3.2 and
3.4 shall survive payment of the Obligations and termination of this Agreement.
       3.7. Removal of Banks. If (i) the obligation of any Bank to make or continue any Loans as, or convert Loans to, Eurodollar Ratable Loans has been suspended pursuant to Section 3.3, or (ii) any Bank has demanded compensation under Section 3.1 or 3.2, the Borrower may elect to terminate this Agreement as to such Bank, provided that (i) the Borrower notifies such Bank through the Administrative Agent of such election at least five Business Days before any date fixed for a borrowing, (ii) the Borrower repays all of such Bank's outstanding Obligations at the end of the respective Interest Periods applicable thereto and (iii) no Default or Unmatured Default exists. Upon receipt by the Administrative Agent of such notice, the Commitment of such Bank shall terminate.
                                 ARTICLE IV
                            CONDITIONS PRECEDENT

       4.1. Closing. Concurrently with the execution of this Agreement and prior to making the initial Advance, the Borrower will deliver to the Administrative Agent, with sufficient copies for the Banks, the following documents, in form and substance satisfactory to the Administrative Agent and the Banks:
            (a) Executed copies of this Agreement
            (b) Competitive Facility A Bid Notes, Competitive Facility B Bid Notes, and Ratable Notes payable to the order of each of the Applicable Banks.
            (c) Copies, certified as of a date not more than one week prior to the Effective Date by the Secretary or Assistant Secretary (or comparable officer) of the Borrower, of its Board of Directors' (or Executive Committee's) resolutions authorizing execution of the Loan Documents.
            (d) An incumbency certificate, executed as of a date not more than one week prior to the Effective Date by the Secretary or Assistant Secretary

(or comparable officer) of the Borrower which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Administrative Agent and the Banks shall be entitled to rely until informed of any change in writing by the Borrower.
             (e) A written opinion of the Borrower's in-house counsel, addressed to the Administrative Agent and the Banks in substantially the form of Exhibit F hereto (which opinion the Borrower hereby expressly instruct such counsel to prepare and deliver to the Administrative Agent and the Banks for their benefit).
             (f) One copy of the Articles of Incorporation (or comparable document) of the Borrower, together with all amendments, certified as of a recent date by the appropriate governmental officer in the State of Oregon.
             (g) A copy, certified by the Secretary or Assistant Secretary (or comparable officer) of the Borrower, of its Bylaws.
             (h) A certificate, signed by the chief financial officer of the Borrower, stating that on the Effective Date no Default or Unmatured Default has occurred and is continuing.
             (i) Evidence satisfactory to the Administrative Agent that each of the Existing Credit Agreements has been terminated and no loans or other amounts are outstanding thereunder.
             (j) Such other documents as any Bank or its counsel may have reasonably requested prior to execution of the Agreement.
             (k) Any fees required to be paid on or before the Effective Date shall have been paid.
       4.2. Each Advance. The Applicable Banks shall not be required to make any Advance, unless on the applicable Borrowing Date:
            (a) There exists no Default or Unmatured Default.
            (b) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except for changes in the Schedules hereto reflecting transactions permitted by this Agreement.
       Each Ratable Borrowing Notice or Competitive Bid Quote Request with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied.
                                  ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Banks that:
       5.1. Corporate Existence. The Borrower is a corporation duly incorporated and validly existing under the laws of the State of Oregon and is duly qualified and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
       5.2. Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its Obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its Obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding Obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.
       5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any Law, order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's articles of incorporation or bylaws or the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.
       5.4. Financial Statements. The August 31, 2000 consolidated financial statements of the Borrower and the Subsidiaries heretofore delivered to the Banks were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and the Subsidiaries at such date and the consolidated results of their operations for the period then ended.
       5.5. Material Adverse Change. Since May 31, 2000, there has been no change in the business, properties, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could have a Material Adverse Effect.
       5.6. Taxes. The Borrower and the Subsidiaries have filed all United States federal tax returns and all other United States and foreign tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of the Borrower and the Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended May 31, 1994. No tax liens have been filed and no claims are being asserted with respect to any such taxes.
The charges, accruals and reserves on the books of the Borrower and the Subsidiaries in respect of any taxes or other governmental charges are adequate.
       5.7. Litigation and Contigent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of the Borrower's officers, threatened against or affecting the Borrower or any Subsidiary which might materially adversely affect the business, properties, financial condition prospects, or results of operations of the Borrower or the ability of the Borrower to perform its Obligations under the Loan Documents. The Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.
       5.8. Subsidiaries. Schedule 1 hereto contains an accurate list of all of the presently existing Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries as of the Effective Date. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable. Each Subsidiary is duly organized or formed and validly existing under the laws of its jurisdiction of incorporation or organization and is duly qualified and has all requisite power and authority to conduct its business in each jurisdiction in which its business is conducted.
       5.9. ERISA. There are no material Unfunded Liabilities. Each Plan complies in all material respects with all applicable requirements of Law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to terminate any Plan.
      5.10. Accuracy of Information. No information, exhibit or report furnished by the Borrower or any Subsidiary to the Administrative Agent or to any Bank in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.
      5.11. Regulation U. Neither the Borrower nor any Subsidiary owns any margin stock (as defined in Regulation U).
      5.12. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which might have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default might have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.
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

      5.13. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties where failure to comply might have a Material Adverse Effect.
      5.14. Ownership of Properties. Except as set forth on Schedule 2 hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the properties and assets reflected in the financial statements as owned by them.
      5.15. Post-Retirement Benefits. The amount of the present value of the expected cost of post-retirement medical and insurance benefits payable by the Borrower and its Subsidiaries to their employees and former employees, as estimated by the Borrower in accordance with reasonable procedures and assumptions, is not material to the financial condition of the Borrower.
      5.16. Environmental and Safety and Health Matters. To the best of the knowledge of the Borrower, the Borrower and each Subsidiary are in compliance with all Environmental Laws and Occupational and Health Laws where failure to comply would reasonably be expected to have a Material Adverse Effect on the ability of the Borrower to perform its obligations hereunder. Neither the Borrower nor any Subsidiary has received notice of any claims that any of them is not in compliance in all material respects with the Environmental Laws where failure to comply would reasonably be expected to have a Material Adverse Effect on the ability of the Borrower to perform its Obligations.

                                ARTICLE VI
                                COVENANTS
       During the term of this Agreement, unless the Majority Facility A Banks and the Majority Facility B Banks (if the Facility B Commitments are in effect or any Facility B Loans are outstanding) shall otherwise consent in writing:
       6.1. Financial Reporting. The Borrower will maintain, for itself and each Material Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Administrative Agent with sufficient copies for each Bank:
            (a) Within 120 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Banks, prepared in accordance with generally accepted accounting principles on a consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows.
            (b) Within 60 days after the close of each of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, a consolidated unaudited balance sheet as at the close of such period, and a consolidated profit and loss statement and a consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.
            (c) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit I hereto signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists or, if any Default or Unmatured Default exists, stating the nature and status thereof.
            (d) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

            (e) Promptly upon the filing thereof, copies of all S-1's, 10-Ks and 10-Qs (and any substitute which may hereafter be required) which the Borrower or any Material Subsidiary files with the Securities and Exchange Commission.
            (f) Such other information (including non-financial information) as the Administrative Agent or any Bank may from time to time reasonably request.
       6.2. Use of Proceeds. The Borrower will, and the Borrower will cause each Subsidiary to, use the proceeds of the Advances for working capital purposes and general corporate purposes; provided that the proceeds of the Advances shall not be used for the direct financing of an Unfriendly Acquisition, a bid to make an Unfriendly Acquisition or any steps preliminary to an Unfriendly Acquisition or a bid to make an Unfriendly Acquisition. The Borrower will not, nor will the Borrower permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulations U and X) or to extend credit to any person to purchase or carry any margin stock, or extend credit to any person for any of the aforesaid purposes.
       6.3. Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Administrative Agent and Banks of (i) the occurrence of any Default or Unmatured Default, (ii) any other development, financial, legal or otherwise, which the Borrower reasonably expects will have a Material Adverse Effect or would materially adversely affect the ability of the Borrower to repay the Obligations, and
(iii) receipt of any notice that the operations of the Borrower or any Subsidiary are not in compliance with requirements of any applicable Environmental Law or any Occupational Safety and Health Law where failure to comply would reasonably be expected to have a Material Adverse Effect on the ability of the Borrower to perform its Obligations hereunder, or receipt of notice that any properties or assets of the Borrower or any Subsidiary are subject to an Environmental Lien securing obligations in excess of $20,000,000. As used herein, "Environmental Lien" means a Lien in favor of any Governmental Authority for (i) any liability under any Environmental Law, or
(ii) damages arising from or costs incurred by such Governmental Authority in response to a spillage, disposal or release into the environment of any hazardous or toxic substance.

       6.4. Preservation of Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary to, do all things necessary to remain duly incorporated and validly existing as a corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the Borrower may liquidate or dissolve any Subsidiary into the Borrower or any other Subsidiary, provided, however, that a Material Subsidiary may not liquidate or dissolve into a Subsidiary that is not a Material Subsidiary.
The Borrower will not, and will not permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the date hereof or such other lines of business as are reasonably related thereto.
       6.5 Taxes. The Borrower will, and will cause each Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

       6.6 Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance, or a program of self-insurance, on all their property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Administrative Agent upon any Bank's request full information as to the insurance carried.
       6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.
       6.8. Maintenance of Properties; Trademarks and Franchises. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times. The Borrower and each Subsidiary own, are licensed or otherwise have the lawful right to use, and will continue to own, be licensed or have the lawful right to use, all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their businesses as currently conducted. The use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by the Borrower and each of its Subsidiaries does not infringe on the rights of any Person.
       6.9. Inspection. Subject to Section 10.12 hereof, the Borrower will, and will cause each Subsidiary to, permit the Administrative Agent or any Bank, by their respective representatives and agents, to inspect any of the properties, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Bank may designate.

       6.10. Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, if, after giving effect thereto, the Borrower or any Subsidiary is in violation of any of the provisions hereof.
       6.11. Merger. The Borrower will not, nor will it permit any Material Subsidiary to, merge or consolidate with or into any other Person, except that
(a) a Material Subsidiary may merge or consolidate with the Borrower or another Material Subsidiary, provided, that in connection with any merger or consolidation involving the Borrower, the Borrower is the surviving entity, and (b) the Borrower or a Material Subsidiary may merge or consolidate with any other Person to effect an Acquisition permitted by Section 6.14, provided, that the Borrower or such Material Subsidiary, as applicable, is the surviving entity.

       6.12. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of all or any of its property, assets or business to any other Person except (i) sales of inventory in the ordinary course of business, and (ii) any other disposals of assets (including sale and leasebacks but excluding the sale and leaseback of the Borrower's headquarters in Beaverton, Oregon) so long as the aggregate book value of the assets so disposed by the Borrower and its Subsidiaries in any period of twelve consecutive months, commencing on or after the date hereof, does not exceed 20% of the aggregate book value of the assets of the Borrower and its Subsidiaries, taken as a whole ("Substantial Portion"), as of the end of the fiscal quarter immediately preceding the date of calculation.

       6.13. Sale and Leaseback. The Borrower will not, nor will it permit any Subsidiary to, sell or transfer any property in order to concurrently or subsequently lease as lessee such or similar property except with respect to sales of property or sale and leaseback transactions which would be permitted by Section 6.12.
       6.14. Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make any Acquisition if the Acquisition is of a Person engaged in businesses not permitted by Section 6.4.
       6.15 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the property of the Borrower or any Subsidiary, except:
            (a) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings.
            (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due.

            (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.
             (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.
             (e) Liens existing on the date hereof and described in Schedule 2 hereto.
             (f) Liens incurred in connection with the purchase by the Borrower or a Subsidiary of tangible assets (excluding inventory) provided the Indebtedness secured thereby does not exceed the purchase price of such asset, plus any related interest and fees and the Lien attaches only to the asset so purchased.
             (g) Liens incurred in connection with the acquisition of real estate and construction of buildings for or on behalf of the Borrower or a Subsidiary provided that:
                 (i) the Indebtedness secured by such Lien does not exceed the cost of such construction, plus any related interest and fees, and

                 (ii) the aggregate book value of all real estate and buildings subject to Liens permitted by this subparagraph (g), does not exceed 20% of the Borrower's net worth at the time of determination.

             (h) Liens not otherwise permitted hereunder, on property other than accounts receivable and inventory, provided that the aggregate amount of Indebtedness secured thereby (other than those referred to in (a) through (g) above) shall not at any one time exceed $100,000,000 or its Dollar equivalent at such time in other currencies.
             (i) Liens filed in connection with the construction of, and additions to, the Borrower's headquarters in Beaverton, Oregon in an aggregate amount which do not reflect obligations of the Borrower in excess of $100,000,000.
       6.16. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower than the Borrower or such Subsidiary would obtain in a comparable arm's length transaction.
       6.17. Leverage Ratio. The Borrower will not as of the end of any fiscal quarter from and after the Effective Date permit the Leverage Ratio to exceed 1.00 to 1.00.
       6.18. Notice of Rating Change.  The Borrower shall, no later than ten
(10) Business Days after the chief executive officer, the president, any corporate vice president or the treasurer of the Borrower obtains knowledge of any such change, give notice to the Administrative Agent (by telephone, followed promptly by written notice transmitted by facsimile with a hard copy sent promptly thereafter) of any change in rating by any Rating Agency in respect of the Borrower's long-term, senior unsecured, non-credit-enhanced debt, together with the details thereof, and of any announcement by any Rating Agency that its rating in respect of such senior unsecured long-term debt is "under review" or that any such debt rating has been placed on a "CreditWatch List" (registered mark) or "watch list" or that any similar action has been taken by such Rating Agency.
                                 ARTICLE VII
                                  DEFAULTS
       The occurrence of any one or more of the following events shall constitute a Default:
       7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary to the Banks or the Administrative Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.
       7.2. Nonpayment of principal of any Note when due, or nonpayment of interest upon any Note or of any commitment fee or other Obligations under any of the Loan Documents within five days after the same becomes due.
       7.3. The breach by the Borrower of any of the terms or provisions of Sections 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16 or 6.17. The breach by the
Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or the preceding sentence of this Section 7.3) of any of the terms or provisions of this Agreement which is not remedied within 30 days after written notice from the Administrative Agent or any Bank.
       7.4. Failure of the Borrower or any Subsidiary to pay any Indebtedness in an aggregate principal amount in excess of $50,000,000 within 30 days after the Borrower knows or ought reasonably to have known, that such Indebtedness was due; or the default by the Borrower or any Subsidiary in the performance of any term, provision or condition contained in any agreement under any such Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any Subsidiary shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any Subsidiary shall not pay, or admit in writing its inability to pay, its debts generally as they become due.
       7.5. The Borrower or any Subsidiary shall (i) have an order for relief entered with respect to it under the Federal or State bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors,
(iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.5, or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.6.
       7.6 Without the application, approval or consent of the Borrower or any Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary or any substantial part of its property, or a proceeding described in Section 7.5(iv) shall be instituted against the Borrower or any Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 days with respect to any such appointment or proceeding against the Borrower or a Subsidiary incorporated within the United States and 60 days with respect to any Subsidiary incorporated outside of the United States.
       7.7. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any Substantial Portion of the property of the Borrower or any Subsidiary.
       7.8. The Borrower or any Subsidiary shall fail within 30 days to pay, bond or otherwise discharge, one or more judgments or orders for the payment of money in excess of $20,000,000 in the aggregate, which are not stayed on appeal or otherwise being appropriately contested in good faith. Any Liens arising out of such judgments or orders are subject to the provisions of Section 6.15(h).
       7.9. Any Reportable Event shall occur in connection with any Plan or any material Unfunded Liabilities shall exist.
      7.10. Any Change in Control shall occur. "Change in Control" means either (a) with respect to any capital stock of the Borrower that is publicly traded, the acquisition after the date of this Agreement by any Person or two or more Persons acting in concert, other than the Knight Family, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of such capital stock which are entitled to vote in the election of directors; or (b) with respect to any capital stock of the Borrower that is not publicly traded, if the Knight Family shall at any time fail to own and control 67% or more of the outstanding shares of such capital stock.
      7.11. There occurs under any agreement or arrangement designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants (each, a "Swap Contract"), an "early termination date" (as defined in such Swap Contract) resulting from (a) any "event of default" (as defined in such Swap Contract) under such Swap Contract as to which the Borrower or any Subsidiary is the defaulting party, or (b) any "termination event" (as defined in such Swap Contract) as to which the Borrower or any Subsidiary is an affected party, and, in either event, the net mark-to-market value for such Swap Contract, as determined by the Borrower based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts, owed by the Borrower or such Subsidiary as a result thereof is greater than $20,000,000.

                                ARTICLE VIII
                    ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
       8.1. Acceleration. If any Default described in Section 7.5, 7.6 or 7.7 occurs, the obligations of the Banks to make Loans to the Borrower hereunder shall automatically terminate and the Obligations of the Borrower shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Bank. If any other Default occurs, (a) the Majority Facility A Banks may terminate or suspend the obligations of the Facility A Banks to make Facility A Loans to the Borrower hereunder, or declare the Facility A Obligations of the Borrower to be due and payable, or both, and
(b) the Majority Facility B Banks may terminate or suspend the obligations of the Facility B Banks to make Facility B Loans to the Borrower hereunder, or declare the Facility B Obligations of the Borrower to be due and payable, or both, whereupon such Facility A Obligations or such Facility B Obligations, as the case may be, shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.
       If, within 14 days after acceleration of the maturity of the Facility A Obligations or termination of the obligations of the Facility A Banks to make Facility A Loans hereunder as a result of any Default (other than any Default as described in Section 7.5, 7.6, 7.7 or 7.10) and before any judgment or decree for the payment of the Facility A Obligations due shall have been obtained or entered, the Majority Facility A Banks (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.
       If, within 14 days after acceleration of the maturity of the Facility B Obligations or termination of the obligations of the Facility B Banks to make Facility B Loans hereunder as a result of any Default (other than any Default as described in Section 7.5, 7.6, 7.7 or 7.10) and before any judgment or decree for the payment of the Facility B Obligations due shall have been obtained or entered, the Majority Facility B Banks (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.
       8.2. Amendments and Waivers. No amendment or waiver of any provision of this Agreement, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and (A) signed by (i) the Majority Facility A Banks (or by the Administrative Agent at the written request of the Majority Facility A Banks) if such waiver, amendment or consent affects the Facility A Banks, (ii) the Majority Facility B Banks (or by the Administrative Agent at the written request of the Majority Facility B Banks) if such waiver, amendment or consent affects the Facility B Banks, and
(iii) the Borrower, and (B) acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall, without the consent of each Applicable Bank affected thereby, do any of the following:
              (a) Extend the scheduled maturity of any Loan or Note or reduce the principal amount thereof (other than as permitted by this Agreement), or reduce the rate or extend the time of payment of interest or fees thereon.
              (b) Reduce the percentage specified in the definitions of Majority Banks, Majority Facility A Banks, or Majority Facility B Banks.
              (c) Subject to Sections 2.6, 2.7 and 2.8, extend the Facility A Termination Date or the Facility B Termination Date, increase the amount of the Commitment of any Bank hereunder, or permit the Borrower to assign its rights under this Agreement.
              (d) Amend or waive the provisions of Article IV.
              (e) Amend this Section 8.2.
       No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under Section 10.7(a) or 13.3.3 without obtaining the consent of any of the Banks.
       8.3. Preservation of Rights. No delay or omission of the Banks or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Banks and the Administrative Agent required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to (a) the Administrative Agent until the Obligations have been paid in full, (b) the Facility A Banks until the Facility A Obligations have been paid in full, and (c) the Facility B Banks until the Facility B Obligations have been paid in full.

                                ARTICLE IX
                                  NOTICES
       9.1. Giving Notice. Except as otherwise permitted by Section 2.5.9 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed by certified mail, return receipt requested and properly addressed with postage prepaid, shall be deemed given when received and receipt confirmed; any notice, if transmitted by facsimile, shall be deemed given when legibly transmitted and receipt confirmed.
       9.2. Change of Address. The Borrower, the Administrative Agent and any Bank may each change the address for service of notice upon it by a notice in writing to the other parties hereto.
                                ARTICLE X
                            GENERAL PROVISIONS
      10.1. Survival of Representations. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Bank, regardless of any investigation made by the Administrative Agent or any Bank or on their behalf and notwithstanding that the Administrative Agent or any Bank may have had notice or knowledge of any Default or Unmatured Default at the time of any Loan or Commitment, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.

      10.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Bank shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
      10.3. Taxes. Any taxes (excluding income taxes) or other similar assessments or charges payable or ruled payable by any Governmental Authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.
      10.4. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
      10.5. Entire Agreement. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Banks in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

      10.6. Several Obligations. The respective obligations of the Banks hereunder are several and not joint and no Bank shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Bank to perform any of its obligations hereunder shall not relieve any other Bank from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.
      10.7. Expenses; Indemnification.
            (a) The Borrower shall reimburse the Administrative Agent for the costs and expenses incurred in the preparation, execution and administration of the Loan Documents as set forth in a letter agreement between the
Administrative Agent and the Borrower dated October 5, 2000.
            (b) The Borrower shall reimburse the Administrative Agent and each Bank for all itemized, reasonable costs and expenses (including attorney's fees and time charges of attorneys for the Administrative Agent and each Bank, which attorneys may be employees of a Bank) (hereinafter, collectively, "Attorney Costs") paid or incurred in connection with the collection and enforcement of the Loan Documents during the existence of a Default or after acceleration of the Advances (including in connection with any "workout" or restructuring regarding the Advances, and including in any insolvency proceeding). The Borrower further agrees to indemnify the Administrative Agent, the Co-Arrangers and each Bank, and each of their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Bank is a party thereto, including Attorney Costs) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder (together, "Indemnified Liabilities"), subject to Oregon Revised Statutes (section mark) 20.096. The Obligations of the Borrower under this Section shall survive the termination of this Agreement.
      10.8. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Applicable Banks.
      10.9. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. The Borrower will not make any change in its fiscal year or in the accounting principles and methods used in preparing its financial statements.
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      10.10. Severability of Provisions.  Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
      10.11. Nonliability of Banks. The relationship between the Borrower and the Banks and the Administrative Agent with respect to this Agreement shall be solely that of borrower and lender. Neither the Administrative Agent nor any Bank shall have any fiduciary responsibilities to the Borrower with respect to this Agreement. Neither the Administrative Agent nor any Bank undertakes under this Agreement any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.
      10.12. Confidentiality. Each of the Administrative Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), and not disclose the Information to any Person who is not an officer or employee of the Administrative Agent or the Banks (or counsel to them) involved with the lending facilities contemplated by this Agreement; except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors who are involved with the lending facilities contemplated by this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Bank on a nonconfidential basis from a source other than the Borrower; or (i)
to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Bank's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Bank or its Affiliates.
For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of
                                     52
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care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  The obligations under this Section
10.12 shall survive for two years following (a) the termination of this Agreement, or (b) with respect to a Withdrawing Bank, when such Withdrawing
Bank withdraws.
      10.13. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF OREGON BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
      10.14. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR OREGON STATE COURT SITTING IN PORTLAND, OREGON IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY ADMINISTRATIVE AGENT OR ANY BANK TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.
      10.15 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
      10.16. OREGON LEGAL NOTICE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US AFTER THE EFFECTIVE DATE OF THIS ACT CONCERNING
LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE. THE TERM "THIS ACT" MEANS CHAPTER 967 OREGON LAWS 1989. THE TERM "US" MEANS THE ADMINISTRATIVE AGENT AND THE BANKS. THE EFFECTIVE DATE OF THIS ACT IS OCTOBER 3, 1989.
      10.17. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.
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                                ARTICLE XI
                          THE ADMINISTRATION AGENT
       11.1. Appointment and Authorization; "Administrative Agent" TC . Each Bank hereby irrevocably (subject to Section 11.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, nor shall the Administrative
Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.
       11.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to any Bank for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
       11.3. Liability of Administrative Agent.  No Administrative
Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein), or (b) be responsible in any manner to any Bank or participant for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries or Affiliates.
       11.4. Reliance by Administrative Agent.
                                 54
             (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks, the Majority Facility A Banks or the Majority Facility B Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks, the Majority Facility A Banks or the Majority Facility B Banks, as applicable, or all the Banks, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks and participants. Where this Agreement expressly permits or prohibits an action unless the Majority Banks, the Majority Facility A Banks or the Majority Facility B Banks otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Banks.
             (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank.
       11.5. Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Applicable Banks, unless the Administrative Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Unmatured Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Unmatured Default as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Unmatured Default as it shall deem advisable or in the best interest of the Banks.
       11.6. Credit Decision. Each Bank acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Bank as to any matter, including whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates which may come into the possession of any of the Administrative Agent-Related
Persons.
       11.7. Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Bank shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Majority Banks, the Majority Facility A Banks or the Majority Facility B Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.
       11.8. Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though Bank of America were not the
                                  56
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Administrative Agent hereunder and without notice to or consent of the Banks.
The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliates) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank," "Banks," "Applicable Bank" and "Applicable Banks" include Bank of America in its individual capacity.
       11.9. Successor Administrative Agent. The Administrative Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks.  Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XI and
Section 10.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.
      11.10. Foreign Banks. Each Bank that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be
                                 57
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made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligations of the Banks under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.
      11.11. Other Agents; Co-Lead Arrangers.  None of the Persons identified in this Agreement as a "Syndication Agent," "Co-Documentation Agent" or "Co-Arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Persons so identified shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
                                ARTICLE XII
                          SETOFF; RATABLE PAYMENTS
       12.1. Setoff. In addition to any rights and remedies of the Banks provided by law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs and is continuing, each Bank is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the
Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
      12.2. Ratable Payments. If any Bank, whether by setoff or otherwise, has payment made to it upon its Loans in a greater proportion than that received by any other Bank (except as specifically contemplated by the terms of this Agreement), such Bank agrees, promptly upon demand, to purchase a portion of the Facility A Loans or Facility B Loans, as the case may be, held by the other Applicable Banks so that after such purchase each Applicable Bank will hold its
                                   58
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ratable proportion of Facility A Loans or Facility B Loans, as the case may be.
If any Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to set off, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. Nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than the Obligations.
                                ARTICLE XIII
               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

       13.1. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Borrower and the Banks and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or Obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and any assignment by any Bank must be made in compliance with Section 13.3. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Administrative Agent-Related Persons) any legal or equitable right, remedy or claim under or by reason of this Agreement.

       13.2. Participations.
       13.2.1. Permitted Participants; Effect. Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank under the Loan Documents. Participations in Competitive Bid Loans may be sold to any entity. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Bank had not sold such participating interests, and the Borrower and the Administrative Agent shall
                                59
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continue to deal solely and directly with such Bank in connection with such
Bank's rights and obligations under the Loan Documents.
      13.2.2. Voting Rights. Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan.
      13.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank under the Loan Documents, provided that each Bank shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Banks agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Bank, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Bank.
       13.3. Assignments.
       13.3.1. Permitted Assignments by Facility A Banks. Any Facility A Bank may, in the ordinary course of its commercial banking business, in accordance with applicable law, with the prior consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld and provided that no such consent shall be necessary in connection with assignments to Purchasers that are Affiliates of such Bank and provided further that no consent of the Borrower shall be required if there exists a Default), at any time assign to one or more Eligible Assignees ("Purchasers") all or any part of its rights and obligations as a Facility A Bank and all or any part of its Facility A Obligations, ratably, under the Loan Documents, provided that each assignment shall be in a minimum principal amount of $10,000,000 and in increments of $1,000,000 in excess thereof (or, if less, the remaining amount of Facility A Commitment and Facility A Loans held by the assignor) and further provided, that assignments of Competitive Facility A Bid Loans may be made to any entity on a ratable or non-ratable basis. Such assignment shall be substantially in the form of Exhibit J hereto or such other form based on the LSTA model as is reasonably acceptable to the Administrative Agent. Such consent shall be substantially in the form attached as Exhibit 2 to Exhibit J hereto.
       13.3.2. Permitted Assignments by Facility B Banks. Any Facility B Bank may, in the ordinary course of its commercial banking business, in accordance with applicable law, with the prior consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld and provided that no such consent shall be necessary in connection with assignments to Purchaser that are Affiliates of such Bank and provided further that no consent of the Borrower shall be required if there exists a Default), at any time assign to one or more Eligible Assignees ("Purchasers") all or any part of its rights and obligations as a Facility B Bank and all or any part of its Facility B Obligations, ratably, under the Loan Documents, provided that each assignment shall be in a minimum principal amount of $10,000,000 and in increments of $1,000,000 in excess thereof (or, if less, the remaining amount of Facility B Commitment and Facility B Loans held by the assignor) and further provided, that assignments of Competitive Facility B Bid Loans may be made to any entity on a ratable or non-ratable basis. Such assignment shall be substantially in the form of Exhibit J hereto or such other form based on the LSTA model as is reasonably acceptable to the Administrative Agent. Such consent shall be substantially in the form attached as Exhibit 2 to Exhibit J hereto.
      13.3.3. Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit 1 to Exhibit J hereto (a "Notice of Assignment"), together with any consents required by Section 13.3.1 or Section 13.3.2, and (ii) payment of a $3,500 fee to the Administrative Agent from the assignor for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and any other Loan Document executed by the Banks and shall have all the rights and Obligations of a Bank under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Banks or the Administrative Agent shall be required to release the transferor Bank with respect to the percentage of the Commitments and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.3, the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.
      13.3.4. Federal Reserve Banks. Notwithstanding anything to the contrary contained in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interests in this Agreement (and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or U.S. Treasury Regulation 31 CFR (section mark)203.14, and may assign all or any portion of its rights under or interests in this Agreement (and the Notes held by it) to any Affiliate for purposes of creating such a security interest or pledge, and such Federal Reserve Bank may enforce such security interest or pledge in any manner permitted under applicable law. [Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the Borrower, the Banks and the Administrative Agent have executed this Agreement as of the date first above written.
                                        NIKE, INC., as the Borrower
                                        By: _______________________________
                                            Marcia A. Stilwell
                                            Treasurer
                                        One Bowerman Drive
                                        Beaverton, OR 97005-6453
                                        Attention: Marcia A. Stilwell,
                                         Treasurer
                                        Telephone: (503) 532-2100
                                        Facsimile: (503) 532-2616

                                        BANK OF AMERICA, N.A.,
                                        as Administrative Agent and a Bank
                                        By: _______________________________
                                            Gina Meador
                                            Vice President

                        Send Notices for Advances/Conversions/Continuations to:
                                        Bank of America, N.A.
                                        Agency Administrative Services
                                        Mail Code: CA4-706-05-09
                                        1850 Gateway Blvd., 5th Floor
                                        Concord, CA 94520
                                        Attn: Angela Tarango, Credit Services
                                         Rep.
                                        Telephone: (925) 675-8427
                                        Facsimile: (925) 969-2827

                         Send All Other Notices to:
                                        Bank of America, N.A.
                                        Agency Management Services-LA
                                        Mail Code: CA9-706-11-03
                                        555 South Flower St., 11th Floor
                                        Los Angeles, CA  90071
                                        Attn: Gina Meador, Vice President
                                        Telephone:  (213) 228-5245
                                        Facsimile:  (213) 228-2299

                                        CITICORP USA, INC.,
                                        as Syndication Agent and as a Bank
                                        By: _______________________________
                                            Name:
                                            Title:

Send Notices for Advances/Conversions/Continuations to:
                                        Citicorp U.S.A.
                                        Two Penns Way
                                        Suite 200
                                        New Castle, DE 19702
                                        Attn: Timothy Smith, Assistant Manager
                                        Tel: (302) 894-6059
                                        Fax: (302) 894-6120

                               Send All Other Notices to:
                                        Citicorp U.S.A.
                                        One Sansome St.
                                        27th Floor
                                        San Francisco, CA 94104
                                        Attn: Jeff Rothman, Vice President
                                        Tel: (415) 627-6348
                                        Fax: (415) 433-0307

                                        BANC ONE, NA
                                        as Co-Documentation Agent and as a Bank
                                        By: _______________________________
                                           Name:
                                           Title:

Send Notices for Advances/Conversions/Continuations to:
                                        Bank One, NA
                                        777 S. Figueroa St.
                                        4th Floor
                                        Los Angeles, CA 90017
                                        Attn: Kathleen LeRoy, Sr. Banker I
                                        Telephone: (213) 683-6406
                                        Facsimile: (213) 683-4999

                             Send All Other Notices to:
                                        Bank One, NA
                                        1 Bank One Plaza
                                        10th Floor
                                        Chicago, IL 60670
                                        Attn: Deborah A. Turner, Operations
                                         Officer
                                        Telephone: (312) 732-3641
                                        Facsimile: (312) 732-4840

                                        With a Copy to:
                                        Bank One, NA
                                        1 Bank One Plaza
                                        11th Floor
                                        Chicago, IL 60670
                                        Attn: Joan Grossman, Counsel
                                        Telephone: (312) 732-2082
                                        Facsimile: (312) 732-3596

                                        HSBC BANK USA,
                                        as Co-Documentation Agent and as a Bank
                                        By: _______________________________
                                           Name:
                                           Title:

Send Notices for Advances/Conversions/Continuations to:
                                        HSBC Bank USA
                                        140 Broadway
                                        4th Floor
                                        New York, NY 10005-1196
                                        Attn: John Rynne, Vice President
                                        Telephone: (212) 658-5117
                                        Facsimile: (212) 658-5109

                              Send All Other Notices to:
                                        HSBC Bank USA
                                        1 HSBC Center
                                        Buffalo, NY 14203
                                        Attn: Donna Riley, Asset Syndication
                                         Officer
                                        Telephone: (716) 841-4178
                                        Facsimile: (716) 841-0269

                                        ABN-AMRO BANK N.V.,
                                        as a Bank
                                        By: _______________________________
                                           Name:
                                           Title:
Send Notices for Advances/Conversions/Continuations to:
                                        ABN AMRO Bank N.V.
                                        208 S. LaSalle St.
                                        Suite 1500
                                        Chicago, IL 60604-1003
                                        Attn: Loan Administration
                                        Telephone: (312) 992-5153
                                        Facsimile: (312) 992-5158

                             Send All Other Notices to:
                                        ABN AMRO Bank N.V.
                                        208 S. LaSalle St.
                                        Suite 1500
                                        Chicago, IL 60604-1003
                                        Attn: Credit Administration
                                        Telephone: (312) 992-5110
                                        Facsimile: (312) 992-5111

                                        With a Copy to:
                                        ABN AMRO Bank N.V.
                                        300 S. Grand Ave.
                                        Suite 2650
                                        Los Angeles, CA 90071
                                        Attn: Ellen Coleman
                                        Telephone: (213) 687-2306
                                        Facsimile: (213) 687-2390

                                        BANCA COMMERCIALE ITALIANA, LOS
                                        ANGELES FOREIGN BRANCH,
                                        as a Bank
                                        By: _______________________________
                                           Name:
                                           Title:
                                        By: _______________________________
                                           Name:
                                           Title:

Send Notices for Advances/Conversions/Continuations to:
                                        Banca Commerciale Italiana
                                        New York Branch
                                        One William St.
                                        New York, NY 10004
                                        Attn: Jonathan Sahr
                                        Telephone: (212) 607-3814
                                        Facsimile: (212) 607-3897

                             Send All Other Notices to:
                                        Same As Above.

                                        BANCA INTESA S.p.A.,
                                        as a Bank
                                        By: _______________________________
                                           Name:
                                           Title:
                                        By: _______________________________
                                           Name:
                                           Title:

Send Notices for Advances/Conversions/Continuations to:
                                        Banca Intesa, S.p.A.
                                        10 East 53rd Street
                                        36th Floor
                                        New York, NY 10022
                                        Attn: Marilena Greene, AVP
                                        Tel: (212) 527-8744
                                        Fax: (212) 527-8777

                             Send All Other Notices to:
                                        Banca Intesa, S.p.A.
                                        10 East 53rd Street
                                        36th Floor
                                        New York, NY 10022
                                        Attn: Anthony, Giobbi, FVP
                                        Tel: (212) 527-8737
                                        Fax: (212) 527-8777

                                        ROYAL BANK OF CANADA,
                                        as a Bank
                                        By: _______________________________
                                           Name:
                                           Title:

Send Notices for Advances/Conversions/Continuations to:
                                        Royal Bank of Canada
                                        New York Branch
                                        One Liberty Plaza, 3rd Floor
                                        New York, NY 10006-1404
                                        Attn: Manager, Loans Administration
                                        Telephone: (212) 428-6322
                                        Facsimile: (212) 428-2372

                                        With a Copy to:
                                        Royal Bank of Canada
                                        One Liberty Plaza
                                        5th Floor
                                        New York, NY 10006-1404
                                        Attn: Ritta Lee
                                        Telephone: (212) 428-6448
                                        Facsimile: (212) 428-2319

                             Send All Other Notices to:
                                        Same As Above.

                                        COMMERZBANK AG, NEW YORK and GRAND
                                        CAYMAN BRANCHES,
                                        as a Bank
                                        By: _______________________________
                                           Name:
                                           Title:
                                        By: _______________________________
                                           Name:
                                           Title:

Send Notices for Advances/Conversions/Continuations to:
                                        Commerzbank A.G.
                                        New York Branch
                                        2 World Financial Center
                                        New York, NY 10281-1050
                                        Attn: Dianne Morgenegg
                                        Telephone: (212) 266-7562
                                        Facsimile: (212) 266-7499

                             Send All Other Notices to:
                                        Commerzbank A.G.
                                        Los Angeles Branch
                                        633 W. Fifth St.
                                        Suite 6600
                                        Los Angeles, CA 90071
                                        Attn: Werner Schmidbauer
                                        Telephone: (213) 623-8223
                                        Facsimile: (213) 623-0039

                                        DEUTSCHE BANK AG, NEW YORK BRANCH
                                        and/or CAYMAN ISLANDS BRANCH,
                                        as a Bank
                                        By: _______________________________
                                           Name:
                                           Title:
                                        By: _______________________________
                                           Name:
                                           Title:

Send Notices for Advances/Conversions/Continuations to:
                                        Deustche Bank AG
                                        New York Branch
                                        130 Liberty St. (MS 1414)
                                        New York, NY 10006
                                        Attn: Carmen Melandez, Associate
                                        Telephone: (212) 250-5367
                                        Facsimile: (212) 669-1706/1707


                             Send All Other Notices to:
                                        Deustche Bank AG
                                        New York Branch
                                        31 W. 52nd St. (MS 2412)
                                        New York, NY 10019
                                        Attn: Alexander Karow, Vice President
                                        Telephone: (212) 469-8532
                                        Facsimile: (212) 469-8212

                                        FIRST UNION NATIONAL BANK,
                                        as a Bank
                                        By: _______________________________
                                           Name:
                                           Title:

Send Notices for Advances/Conversions/Continuations to:
                                        First Union National Bank
                                        One South Penn Square
                                        10th Floor Widener Bldg.
                                        Philadelphia, PA 19107
                                        Attn: Lisa Johnson Keys, Loan Portfolio
                                         Analyst
                                        Telephone: (215) 786-4363
                                        Facsimile: (215) 973-7185

                                        With a Copy to:
                                        First Union National Bank
                                        One South Penn Square
                                        3rd Floor Widener Bldg.
                                        Philadelphia, PA 19107
                                        Attn: Jim Richards, Vice President
                                        Telephone: (215) 973-7397
                                        Facsimile: (215) 973-7674


                              Send All Other Notices to:
                                        First Union National Bank
                                        One South Penn Square
                                        12th Floor Widener Bldg.
                                        Philadelphia, PA 19107
                                        Attn: Bill Fox, Vice President
                                        Telephone: (215) 786-8633
                                        Facsimile: (215) 786-2877

                                        FLEET NATIONAL BANK,
                                        as a Bank
                                        By: _______________________________
                                           Name:
                                           Title:

Send Notices for Advances/Conversions/Continuations to:
                                        Fleet National Bank
                                        Two Portland Square
                                        P.O. Box 1280
                                        Portland, ME 04104
                                        Attn: William Williamson, Sr. Vice
                                         President
                                        Telephone: (207) 874-5114
                                        Facsimile: (207) 874-5167

                             Send All Other Notices to:
                                        Fleet National Bank
                                        Two Portland Square
                                        P.O. Box 1280
                                        Portland, ME 04104
                                        Attn: Peg Cyr, Loan Administrator
                                        Telephone: (207) 874-5109
                                        Facsimile: (207) 874-5167

                                        With a Copy to:
                                        Hinkley, Allen & Snyder
                                        1500 Fleet Center
                                        Providence, RI 02903
                                        Attn: Malcolm Farmer, Partner
                                        Telephone: (617) 345-9000
                                        Facsimile: (401) 274-2000

                                        THE INDUSTRIAL BANK OF JAPAN, LTD.,
                                        as a Bank
                                        By: _______________________________
                                            Masao Nakagawa
                                            Senior Vice President and Manager

Send Notices for Advances/Conversions/Continuations to:

                                        The Industrial Bank of Japan, Ltd.
                                        1251 Avenue of the Americas
                                        New York, NY 10020-1104
                                        Attn: Howard Aronow, Credit
                                         Administrator
                                        Telephone: (212) 282-4068
                                        Facsimile: (212) 282-4479

                             Send All Other Notices to:
                                        The Industrial Bank of Japan, Ltd.
                                        One Market
                                        Spear Tower, Suite 1610
                                        San Francisco, CA 94105-1000
                                        Attn: Michael Woon-Fat, Assistant Vice
                                         President
                                        Telephone: (415) 693-1812
                                        Facsimile: (415) 982-1917

                                        THE NORTHERN TRUST COMPANY,
                                        as a Bank
                                        By: _______________________________
                                           Name:
                                           Title:

Send Notices for Advances/Conversions/Continuations to:
                                        The Northern Trust Company
                                        50 S. LaSalle St.
                                        11th Floor
                                        Chicago, IL 60675
                                        Attn: Roger McDougal
                                        Telephone: (312) 557-8205
                                        Facsimile: (312) 630-6062


                            Send All Other Notices to:
                                        The Northern Trust Company
                                        50 S. LaSalle St.
                                        Chicago, IL 60675
                                        Attn: Linda Honda
                                        Telephone: (312) 444-4715
                                        Facsimile: (312) 630-1566

                                        THE BANK OF NOVA SCOTIA,
                                        as a Bank
                                        By: _______________________________
                                           Name:
                                           Title:

Send Notices for Advances/Conversions/Continuations to:
                                        The Bank of Nova Scotia
                                        888 S. W. Fifth Ave.
                                        Suite 750
                                        Portland, OR 97204-2078
                                        Attn: Daryl Hogge, Director
                                        Telephone: (503) 222-4169
                                        Facsimile: (503) 222-5502

                             Send All Other Notices to:
                                        The Bank of Nova Scotia
                                        600 Peachtree St., N.E.
                                        Suite 2700
                                        Atlanta, GA 30308
                                        Attn: Arnetta Wilford, Loan Operations
                                        Officer
                                        Telephone: (404) 877-1574
                                        Facsimile: (404) 888-8998

                                        STATE STREET BANK AND TRUST COMPANY,
                                        as a Bank


                                        By: _______________________________
                                           Name:
                                           Title:

Send Notices for Advances/Conversions/Continuations to:
                                        State Street Bank and Trust Company
                                        225 Franklin St.
                                        18 Floor
                                        Boston, MA 02110
                                        Attn: Juan G. Sierra, Acting Vice
                                         President
                                        Telephone: (617) 664-8620
                                        Facsimile: (617) 728-3078

                            Send All Other Notices to:
                                        State Street Bank and Trust Company
                                        225 Franklin St.
                                        18 Floor
                                        Boston, MA 02110
                                        Attn: Michelle Audet, International
                                        Trade Bkg.
                                        Telephone: (617) 664-3784
                                        Facsimile: (617) 664-8641

                                        THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                        as a Bank


                                        By: _______________________________
                                           Name:
                                           Title:


Send Notices for Advances/Conversions/Continuations to:
                                        The Bank of Tokyo-Mitsubishi, Ltd.
                                        2300 Pacwest Center
                                        1211 S. W. Fifth Ave.
                                        Portland, OR 97204
                                        Attn: Penny Crisman, Vice President and
                                         Manager
                                        Telephone: (503) 222-3750
                                        Facsimile: (503) 227-5372


                            Send All Other Notices to:
                                        The Bank of Tokyo-Mitsubishi, Ltd.
                                        2300 Pacwest Center
                                        1211 S. W. Fifth Ave.
                                        Portland, OR 97204
                                        Attn: Hiroki Nakazawa, Vice President
                                         and Manager
                                        Telephone: (503) 222-5130
                                        Facsimile: (503) 227-5372

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as a Bank
                                        By: _______________________________
                                           Janet E. Jordan
                                           Vice President

Send Notices for Advances/Conversions/Continuations to:
                                        U.S. Bank National Association
                                        555 S. W. Oak St., PL-4
                                        Portland, OR 97204
                                        Attn: Janet E. Jordan, Vice President
                                        Telephone: (503) 275-5871
                                        Facsimile: (503) 275-5428

                             Send All Other Notices to:
                                        U.S. Bank National Association
                                        555 S. W. Oak St., PL-7
                                        Portland, OR 97204
                                        Attn: Jan Knox, Participation
                                         Specialist
                                        Telephone: (503) 275-6561
                                        Facsimile: (503) 275-4600

                                        WELLS FARGO BANK, N.A.,
                                        as a Bank
                                        By: _______________________________
                                           Steven J. Anderson
                                           Senior Vice President

Send Notices for Advances/Conversions/Continuations to:
                                        Wells Fargo Bank, N.A.
                                        MAC: P6101-076
                                        1300 S. W. Fifth Ave.
                                        7th Floor
                                        Portland, OR 97201
                                        Attn: John R. Bean, Assistant Vice
                                         President
                                        Telephone: (503) 886-4020
                                        Facsimile: (503) 886-2211


                             Send All Other Notices to:
                                        Wells Fargo Bank, N.A.
                                        MAC: A0187-081
                                        201 Third St.
                                        San Francisco, CA 94103
                                        Attn: Ginnie Padgett, Vice President
                                         and Manager
                                        Telephone: (415) 477-5374
                                        Facsimile: (415) 512-1943

                                        WESTDEUTSCHE LANDESBANK
                                        GIROZENTRALE, NEW YORK BRANCH,
                                        as a Bank
                                        By: _______________________________
                                           Name:
                                           Title:

Send Notices for Advances/Conversions/Continuations to:
                                        Westdeutsche Landesbank Girozentrale
                                        1211 Avenue of the Americas
                                        25th Floor
                                        New York, NY 10036
                                        Attn: Barry Wadler, Manager
                                        Telephone: (212) 852-6137
                                        Facsimile: (212) 852-6148

                             Send All Other Notices to:
                                        Westdeutsche Landesbank Girozentrale
                                        1211 Avenue of the Americas
                                        25th Floor
                                        New York, NY 10036
                                        Attn: Philip Green, Director
                                        Telephone: (212) 852-6113
                                        Facsimile: (212) 302-7946

                                        With a Copy to:
                                        Westdeutsche Landesbank Girozentrale
                                        1211 Avenue of the Americas
                                        25th Floor
                                        New York, NY 10036
                                        Attn: Jeff Nelson, Director
                                        Telephone: (212) 852-6274
                                        Facsimile: (212) 768-4781

                                        WESTPAC BANKING CORPORATION,
                                        as a Bank
                                        By: _______________________________
                                           Name:
                                           Title:

Send Notices for Advances/Conversions/Continuations to:
                                        Westpac Banking Corporation
                                        575 Fifth Ave.
                                        39th Floor
                                        New York, NY 10017
                                        Attn: Diane Wilson, Head of
                                         Relationship Management
                                        Telephone: (212) 551-1809
                                        Facsimile: (212) 551-1995

                            Send All Other Notices to:
                                        Westpac Banking Corporation
                                        575 Fifth Ave.
                                        39th Floor
                                        New York, NY 10017
                                        Attn: Susan Wildstein, Institutional
                                         Banking Officer
                                        Telephone: (212) 551-1960
                                        Facsimile: (212) 551-1998

                                        With a Copy to:
                                        Westpac Banking Corporation
                                        575 Fifth Ave.
                                        39th Floor
                                        New York, NY 10017
                                        Attn: Martin Morgado, Assistant Counsel
                                        Telephone: (212) 551-1835
                                        Facsimile: (212) 682-0587

                                    EXHIBIT A-1
                                      NOTE
                             (Ratable Facility A Loans)

$ _________                                                  ___________, 200__
        NIKE, Inc., an Oregon corporation (the "Borrower"), promises to pay to the order of _______________ (the "Bank") the lesser of the principal sum of ___________ Dollars ($_______) and the aggregate unpaid principal amount of all Ratable Facility A Loans made by the Bank to the Borrower pursuant to Section 2.2.1(a) of the Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in immediately available funds at the Administrative Agent's Office or as otherwise directed by the Administrative Agent pursuant to the terms of the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay each of these respective Ratable Facility A Loans in full on the last day of such Ratable Facility A Loan's applicable Interest Period. All Ratable Facility A Loans not sooner repaid shall be paid in full on the Facility A Termination Date.
        The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Ratable Facility A Loan made by it and the date and amount of each principal payment hereunder; provided, however, that any failure to so record shall not affect the Borrower's Obligations under this Note.
        This Note is one of the Ratable Facility A Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of November 17, 2000, among the Borrower, Bank of America, N.A., as Administrative Agent, and the Banks and other Persons party thereto, including the Bank, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.
        OREGON LEGAL NOTICE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US AFTER THE EFFECTIVE DATE OF THIS ACT CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE. THE TERM "THIS ACT" MEANS CHAPTER 967 OREGON LAWS 1989. THE TERM "US" MEANS THE BANK. THE EFFECTIVE DATE OF THIS ACT IS OCTOBER 3, 1989.
                                     A-1-1

                                        NIKE, INC.
                                        By:
                                           Name:
                                           Title:

                                      A-1-2

                        SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                           TO
                        NOTE (RATABLE FACILITY A LOANS) OF NIKE, INC.

                           Principal       Maturity     Principal
                           Amount of      of Interest    Amount       Unpaid
Date         Borrower        Loan           Period        Paid       Balance
____         _______       _________      ___________   _________    ________

                                     A-1-3

                                      EXHIBIT A-2
                                         NOTE
                             (Ratable Facility B Loans)

$ _________                                                 ___________, 200__
        NIKE, Inc., an Oregon corporation (the "Borrower"), promises to pay to the order of _______________ (the "Bank") the lesser of the principal sum of ________ Dollars ($_______) and the aggregate unpaid principal amount of all Ratable Facility B Loans made by the Bank to the Borrower pursuant to Section 2.2.1(b) of the Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in immediately available funds at the Administrative Agent's Office or as otherwise directed by the Administrative Agent pursuant to the terms of the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay each of these respective Ratable Facility B Loans in full on the last day of such Ratable Facility B Loan's applicable Interest Period. All Ratable Facility B Loans not sooner repaid shall be paid in full on the Facility B Termination Date.
        The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Ratable Facility B Loan made by it and the date and amount of each principal payment hereunder; provided, however, that any failure to so record shall not affect the Borrower's Obligations under this Note.
        This Note is one of the Ratable Facility B Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of November 17, 2000, among the Borrower, Bank of America, N.A., as Administrative Agent, and the Banks and other Persons party thereto, including the Bank, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.
        OREGON LEGAL NOTICE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US AFTER THE EFFECTIVE DATE OF THIS ACT CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE. THE TERM "THIS ACT" MEANS CHAPTER 967 OREGON LAWS 1989. THE TERM "US" MEANS THE BANK. THE EFFECTIVE DATE OF THIS ACT IS OCTOBER 3, 1989.
                                    A-2-1

                                        NIKE, INC.
                                        By:
                                           Name:
                                           Title:
                                     A-2-2

                        SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                           TO
                        NOTE (RATABLE FACILITY B LOANS) OF NIKE, INC.

                           Principal       Maturity     Principal
                           Amount of      of Interest    Amount       Unpaid
Date         Borrower        Loan           Period        Paid       Balance
____         _______       _________      ___________   _________    ________

                                     A-2-3

                                   EXHIBIT B-1

                                     NOTE
                        (Competitive Facility A Bid Loans)

                                                            ___________, 200__

        NIKE, Inc., an Oregon corporation (the "Borrower"), promises to pay, on or before the Facility A Termination Date, to the order of ________________ (the "Bank") the aggregate unpaid principal amount of all Competitive Facility A Bid Loans made by the Bank to the Borrower pursuant to Section 2.3 of the Credit Agreement hereinafter referred to (as the same may be amended or modified, the "Agreement"), in lawful money of the United States in immediately available funds at the Administrative Agent's Office or as otherwise directed by the Administrative Agent pursuant to the terms of the Agreement, together with interest, in like money and funds, on the unpaid principal amount hereof at the rates and on the dates determined in accordance with the Agreement. The Borrower shall pay each of the Competitive Facility A Bid Loans in full on the last day of such Competitive Facility A Bid Loan's applicable Interest Period.
        The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount of each Competitive Facility A Bid Loan made by it and the date and amount of each principal payment hereunder, provided, however, that any failure to so record shall not affect the Borrower's Obligations under this Note.
        This Note is one of the Competitive Facility A Bid Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of November 17, 2000, among the Borrower, Bank of America, N.A., as Administrative Agent, and the Banks and other Persons party thereto, including the Bank, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.
        OREGON LEGAL NOTICE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US AFTER THE EFFECTIVE DATE OF THIS ACT CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE. THE TERM "THIS ACT" MEANS CHAPTER 967 OREGON LAWS 1989. THE TERM "US" MEANS THE BANK. THE EFFECTIVE DATE OF THIS ACT IS OCTOBER 3, 1989.
                                     B-1-1

                                        NIKE, INC.
                                        By:
                                           Name:
                                           Title:

                                      B-1-2

                       SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                         TO
                         NOTE (COMPETITIVE FACILITY A BID LOANS)
                                   OF NIKE, INC.


                           Principal       Maturity     Principal
                           Amount of      of Interest    Amount       Unpaid
Date         Borrower        Loan           Period        Paid       Balance
____         _______       _________      ___________   _________    ________

                                     B-1-3

                                   EXHIBIT B-2

                                      NOTE
                        (Competitive Facility B Bid Loans)
                                                             ___________, 200__

        NIKE, Inc., an Oregon corporation (the "Borrower"), promises to pay, on or before the Facility B Termination Date, to the order of _________________ (the "Bank") the aggregate unpaid principal amount of all Competitive Facility B Bid Loans made by the Bank to the Borrower pursuant to Section 2.3 of the Credit Agreement hereinafter referred to (as the same may be amended or modified, the "Agreement"), in lawful money of the United States in immediately available funds at the Administrative Agent's Office or as otherwise directed by the Administrative Agent pursuant to the terms of the Agreement, together with interest, in like money and funds, on the unpaid principal amount hereof at the rates and on the dates determined in accordance with the Agreement. The Borrower shall pay each of the Competitive Facility B Bid Loans in full on the last day of such Competitive Facility B Bid Loan's applicable Interest Period.
        The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount of each Competitive Facility B Bid Loan made by it and the date and amount of each principal payment hereunder, provided, however, that any failure to so record shall not affect the Borrower's Obligations under this Note.
        This Note is one of the Competitive Facility B Bid Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of November 17, 2000, among the Borrower, Bank of America, N.A., as Administrative Agent, and Banks and other Persons party thereto, including the Bank, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.
        OREGON LEGAL NOTICE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US AFTER THE EFFECTIVE DATE OF THIS ACT CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE. THE TERM "THIS ACT" MEANS CHAPTER 967 OREGON LAWS 1989. THE TERM "US" MEANS THE BANK. THE EFFECTIVE DATE OF THIS ACT IS OCTOBER 3, 1989.

                                   B-2-1

                                        NIKE, INC.
                                        By:
                                           Name:
                                           Title:

                                    B-2-2

                         SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                          TO
                          NOTE (COMPETITIVE FACILITY B BID LOANS)
                                      OF NIKE, INC.


                        SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                           TO
                        NOTE (RATABLE FACILITY A LOANS) OF NIKE, INC.

                           Principal       Maturity     Principal
                           Amount of      of Interest    Amount       Unpaid
Date         Borrower        Loan           Period        Paid       Balance
____         _______       _________      ___________   _________    ________

                                     B-2-1

                                         EXHIBIT C
                                COMPETITIVE BID QUOTE REQUEST
                                    (Section 2.3.2)
                                                          ___________, 200_
    To:          Bank of America, N.A.,
                   as Administrative Agent (the "Administrative Agent")
    From:        NIKE, Inc. ("Borrower")
    Re:          Credit Agreement (as extended, renewed, amended or restated
from time to time, the "Agreement") dated as of November 17, 2000 among the Borrower, Bank of America, N.A., as Administrative Agent, and the Banks and other Persons party thereto
    Borrower hereby gives notice pursuant to Section 2.3.2 of the Agreement that it requests Competitive Bid Quotes offering to make [Competitive Facility A Bid Loans] [Competitive Facility B Bid Loans] as follows:
    Borrowing Date:              , 200_
    Principal Amount 1           Interest Period 2
$____________                 ____________
    Such Competitive Bid Quotes should offer [a Competitive Bid Margin] [an Absolute Rate].
    Upon acceptance by the undersigned of any or all of the Competitive Bid Advances offered by Banks in response to this request, the undersigned shall be deemed to affirm as of such date the representations and warranties made in the Agreement to the extent specified in Article IV thereof. Capitalized terms used herein have the meanings assigned to them in the Agreement.

________________________


1 Amount must be at least $5,000,000 and an integral multiple of $1,000,000.

2 One, two, three or six months (Eurodollar Auction) or at least 7 and up to 183 days (Absolute Rate Auction), subject to the provisions of the definitions of Eurodollar Interest Period and Absolute Rate Interest Period may not after the Applicable Termination Date.

                                              NIKE, Inc.


                                              By:
                                                Name:
                                                Title:

                                    EXHIBIT D
                       INVITATION FOR COMPETITIVE BID QUOTES
                                (Section 2.3.3)
                                                         __________ , 200_
To:          [Name of Bank]
Re:          Invitation for Competitive Bid Quotes to
             NIKE, Inc. (the "Borrower")
        Pursuant to Section 2.3.3 of the Credit Agreement dated as of November 17, 2000, (as extended, renewed, amended or restated from time to time, the "Agreement") among the Borrower, the Banks and other Persons party thereto, and the undersigned, as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes offering to make [Competitive Facility A Bid Loans] [Competitive Facility B Bid Loans] to the Borrower as follows:
Borrowing Date:              , 200_
Principal Amount           Interest Period
$____________              ____________
        Such Competitive Bid Quotes should offer [a Competitive Bid Margin] [an Absolute Rate]. Your Competitive Bid Quote must comply with Section 2.3.4 of the Agreement and the foregoing terms on which the Competitive Bid Quote Request was made. Capitalized terms used herein have the meanings assigned to them in the Agreement.
        Please respond to this invitation by no later than 9:00 a.m. San Francisco time on _______, 200_.
                                   BANK OF AMERICA, N.A.,
                                   as Administrative Agent
                                   By:
                                       Authorized Officer

                                    EXHIBIT E
                                COMPETITIVE BID QUOTE
                                   (Section 2.3.4)
                                                             ____________, 200_
To:           Bank of America, N.A., as Administrative Agent
              Attn:    _______________
Re:           Competitive Bid Quote to NIKE, Inc. (the "Borrower")
        In response to your invitation on behalf of the Borrower dated ___________, 20__, we hereby make the following Competitive Bid quote pursuant to Section 2.3.4 of the Credit Agreement hereinafter referred to and on the following terms:
1.     Quoting Bank:    _______________
2.     Person to contact at Quoting Bank:    _______________
3.     Borrowing Date:   __            , 200  1
4. We hereby offer to make [Competitive Facility A Bid Loans] [Competitive Facility B Bid Loans] in the following principal amounts, for the following Interest Periods and at the following rates:

Principal        Interest       [Competitive     [Absolute      Minimum or
Amount 2         Period 3        Bid Margin 4]     Rate 5]    Maximum Amount 6
________        _________       ______________   __________   ________________
$
________________________

1 As specified in the related Invitation.

2 Principal amount bid fo reach Interest Period may not exceed principal amount requested. Bids must be made for at least $5,000,000 and an integral multiple of $1,000,000.

3 One, two, three or six months at least 7 and up to 183 days, as specified in the related Invitation. The Interest Period may not end after the Applicable Termination Date.

4 Competitive Bid Margin over or under the Eurodollar Base Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/1000 of 1%) and specify whether "PLUS" or "MINUS."

5 Specify rate of interest per annum (rounded to the nearest 1/1000 of 1%).

6 Specify minimum or maximum amount which the Borrower may accept (see Section 2.3.4(b)(v)).

        We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, dated as of November 17, 2000 (as extended, renewed, amended or restated from time to time), among the Borrower, the Banks and other Persons listed on the signature pages thereof, and yourselves, as Administrative Agent, irrevocably obligates us to make [Competitive Facility A Bid Loans] [Competitive Facility B Bid Loans] for which any offer(s) are accepted, in whole or in part.
                                        Very truly yours,
                                        [NAME OF BANK]
Dated:                       , 200_        By:
                                               Authorized Officer

                                     EXHIBIT F
                              BORROWER COUNSEL OPINION
November 17, 2000

To the Administrative Agent and Banks who are parties to the Credit Agreement described below:

Re:    Opinion of Counsel

Ladies and Gentlemen:

       I serve as General Counsel of NIKE, Inc., an Oregon corporation (the "Borrower"). In that capacity, I provide this Opinion Letter in connection with the Credit Agreement dated as of November 17, 2000 among the Borrower, Bank of America, N.A., as Administrative Agent, and the Banks named therein, providing for loans in an aggregate principal amount not exceeding $1,250,000,000 at any one time outstanding, and the Ratable Notes, Competitive Facility A Bid Notes, and Competitive Facility B Bid Notes executed in connection therewith (collectively, the "Agreement"). Capitalized terms used in this Opinion Letter are defined as set forth in the Agreement or the Accord (see below).

       This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The Law covered by the opinions expressed herein is limited to the Federal Laws of the United States and the Law of the State of Oregon. This Opinion Letter is limited to matters about which I possess Actual Knowledge.

       Based on and subject to the foregoing, I am of the opinion that:

       1.     The Agreement is enforceable against the Borrower.

       2. Execution and delivery by the Borrower of, and performance of its agreements in, the Agreement do not (i) violate its Constituent Documents, (ii) breach or result in a default under any existing obligation of the Borrower, or result in or require the creation or imposition of any Lien, under any contract filed by the Borrower with the U.S. Securities and Exchange Commission, or
(iii) breach or otherwise violate any existing obligation of the Borrower under any Court Order.

       3. Execution and delivery by the Borrower of, and performance by the Borrower of its agreements in, the Agreement do not violate applicable provisions of statutory law or regulation.

       4. There are no actions or proceedings against the Borrower or any of its Subsidiaries, pending, or overtly threatened in writing, before any court, governmental agency or arbitrator which (a) seek to affect the enforceability of the Agreement, or (b) would would result in a material adverse effect on the business or financial condition of the Borrower.

       The General Qualifications apply to the opinions set forth in paragraphs 1 and 3 above and the Other Common Qualifications apply to all of the opinions set forth above. This Opinion Letter may be relied upon only by you and your assignees and the Banks in connection with the Transaction and may not, without our prior written consent, be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord.

                                 Very truly yours,



                                 James C. Carter

                                     EXHIBIT G
                              RATABLE BORROWING NOTICE
                                                  Date: ___________, 200
To:    Bank of America, N.A. as Administrative Agent for the Banks
parties to the Credit Agreement dated as of November 17, 2000 (as extended, renewed, amended or restated from time to time, the
"Credit Agreement") among NIKE, Inc., the Banks and other Persons party thereto, and Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
      The undersigned, NIKE, Inc. (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.2.3. of the Credit Agreement, of the [Ratable Facility A Advance] [Ratable Facility B Advance] specified below:
      (i)    The Business Day of the proposed Ratable Advance is ______, 200_.
      (ii)   The aggregate amount of the proposed Ratable Advance is $______.
      (iii) The Advance shall be a [Eurodollar Facility A Ratable Advance] [Eurodollar Facility B Ratable Advance] [Floating Rate Facility A
Advance] [Floating Rate Facility B Advance].
     [(iv)   The duration of the Interest Period of the [Eurodollar Facility A
Ratable Advance] [Eurodollar Facility B Ratable Advance] shall be
___ month[s].]
      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Ratable Advance, before and after giving effect thereto and to the application of the proceeds therefrom.
     (a) the representations and warranties contained in Article V of the Credit Agreement are true and correct as though made on and as of such date except for changes in the Schedules hereto reflecting transactions permitted by this Agreement;
     (b) no Default or Unmatured Default has occurred and is continuing, or would result from such proposed Ratable Advance; and
     (c) The proposed Ratable Advance will not cause the aggregate principal amount of all outstanding [Facility A Loans to exceed the combined Facility A Commitments of the Facility A Banks] [Facility B Loans to exceed the combined Facility B Commitments of the Facility B Banks].

                                              NIKE, Inc.


                                              By:
                                                  Name:
                                                  Title:

                                      EXHIBIT H
                          NOTICE OF CONVERSION/CONTINUATION

                                                 Date:______________, 200_

To:    Bank of America, N.A. as Administrative Agent for the Banks
parties to the Credit Agreement dated as of November 17, 2000 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among NIKE, Inc., the Banks and other Persons party thereto, and Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
      The undersigned, NIKE, Inc. (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.2.4. of the Credit Agreement, of the [conversion] [continuation] of the [Facility A Ratable Advance] [Facility B Ratable Advance] specified below:
      (i) The Business Day of the proposed Conversion/Continuation Date is _____________, 200_.
      (ii) The aggregate amount of the Advance to be [converted] [continued] is $________.

      (iii) The Advance shall be [converted into] [continued as] a [Eurodollar Facility A Ratable Advance] [Eurodollar Facility B Ratable Advance] [Floating Rate Facility A Advance] [Floating Rate Facility B Advance].

      [(iv) The duration of the Interest Period of the [Eurodollar Facility A Ratable Advance] [Eurodollar Facility B Ratable Advance] included in the [conversion] [continuation] shall be ___ month[s].]


                                              NIKE, Inc.
                                              By:
                                                Name:
                                                Title:

                                       EXHIBIT I
                                 COMPLIANCE CERTIFICATE

To:    The Banks parties to the
       Credit Agreement Described Below
     This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of November 17, 2000, among NIKE, Inc., the Banks and other Persons party thereto, and Bank of America, N.A., as Administrative Agent for the Banks (as extended, renewed, amended or restated from time to time, the "Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
       THE UNDERSIGNED HEREBY CERTIFIES THAT:
       1.     I am the duly elected ______________ of the Borrower;
       2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;
       3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and
       4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.
       Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

       The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of _____, 200__.
                                             By:
                                             Name:

                       SCHEDULE "I" TO COMPLIANCE CERTIFICATE
                     Schedule of Compliance as of ______, 200_, with
                 Provisions of Sections 6.12, 6.15(h), 6.15(i) and 6.17 of
                                  the Agreement


                                               Maximum Permitted       Actual
                                              _________________       _______

I.     Section 6.12:                               $_________         $________
       Aggregate book value of the assets     (See attached worksheet)
       disposed of by the Borrower and its
       Subsidiaries during the past twelve
       months pursuant to Section 6.12(ii)

II.    Section 6.15(h):                          $100,000,000       $_________
      Aggregate amount of Indebtedness
      secured by Liens, not otherwise
      permitted under Section 6.15, on
      property other than accounts receivable
      and inventory

       Section 6.15(i):                          $100,000,000       $_________
       Aggregate amount of obligations of the
       Borrower subject to Liens filed in
       connection with the construction of, and additions to, the Borrower's headquarters in Beaverton, Oregon

III.    Section 6.17:  Leverage Ratio
        (Indebtedness to net worth)                1.00 to 1.00    ____ to 1.00
                                                   ____________

NIKE, Inc.
Compliance Certificate - Covenants Worksheet
Page 2
I.     Section 6.12:
       Sale of Assets:
A.   Amount Permitted
       Consolidated Assets (at book value)
       as of ___________, 200__:                                    $
                                                                    x    0.20
       Amount permitted during period beginning
       ________ and ending __________:                              $
B.     Disposals of Fixed Assets
       (per Statement of Cash Flows
       during period beginning
       and ending                    :                              $
(A) must be greater than/equal to (B)
In Compliance?
(Yes or No)
II.    Section 6.15:
       Liens:
A.     Aggregate amount of Indebtedness secured by Liens
       permitted under Section 6.15(h) of the Agreement:           $___________
B.     Maximum amount permitted under Section 6.15(h):            $ 100,000,000
C.     Aggregate amount of obligations of the Borrower subject to
       Liens filed in connection with the construction of, and additions
       to, the Borrower's headquarters in Beaverton, Oregon:       $___________
D.	Maximum amount permitted under Section 6.15(i):             $100,000,000
(A) must be less than/equal to (B); (C) must be less than/equal to (D)
In Compliance?
(Yes or No)

III.   Section 6.17
       Leverage Ratio:
A.     Indebtedness                                  $
B.     Net Worth                                     $
C.     INDEBTEDNESS/NW (A/B)                               :1.00
       Maximum Ratio Permitted                        1.00:1.00
In Compliance?
(Yes or No)

                                       EXHIBIT J

                                   ASSIGNMENT AGREEMENT

       This Assignment Agreement (this "Assignment Agreement") between
(the "Assignor") and                     (the "Assignee") is dated as of
, 200  .  The parties hereto agree as follows:
       1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement, dated as of November 17, 2000 (which, as it may be amended, modified, renewed or extended from time to time, is herein called the "Credit Agreement"), among NIKE, Inc. (the "Borrower"), the Banks and other Persons party thereto, and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement. The Assignor desires to assign to the Assignee, and the Assignee desires to assume from the Assignor, an interest (the "Purchased Percentage") in the [Facility A Commitment] [and] [Facility B Commitment] of the Assignor such that after giving effect to the assignment and assumption hereinafter provided, [the Facility A Commitment of the Assignee
shall equal $             and its percentage of the Facility A Commitments
shall equal ___%] [and] [the Facility B Commitment of the Assignee shall equal
$             and its percentage of the Facility B Commitments  shall equal
___%].
       2. ASSIGNMENT. For and in consideration of the assumption of obligations by the Assignee set forth in Section 3 hereof and the other consideration set forth herein, and effective as of the Effective Date (as hereinafter defined), the Assignor does hereby sell, assign, transfer and convey all of its right, title and interest in and to the Purchased Percentage of (i) the [Facility A Commitment] [and] [Facility B Commitment] of the Assignor (as in effect on the Effective Date), (ii) [any Facility A Loan constituting part of a Ratable Facility A Advance [or part of any Competitive Facility A Bid Advance]] [and] [any Facility B Loan constituting part of a Ratable Facility B Advance [or part of any Competitive Facility B Bid Advance]] outstanding on the Effective Date, and (iii) the Credit Agreement and the other Loan Documents [other than [the Competitive Facility A Bid Note] [and] [the Competitive Facility B Bid Note] payable to Assignor (the "Transferred Documents")]. Pursuant to Section 13.3 of the Credit Agreement, on and after the Effective Date the Assignee shall have the same rights, benefits and obligations as the Assignor had under the [Loan Documents] [Transferred Documents] with respect to the Purchased Percentage of the [Loan Documents] [Transferred Documents], all determined as if the Assignee had ___% of the [Facility A Commitments] [Facility B Commitments]. The "Effective Date" shall be the later of _______, 200__ or two Business Days (or such shorter period agreed to by the Administrative Agent) after a Notice of Assignment substantially in the form of Exhibit 1 attached hereto and any consents substantially in the form of Exhibit 2 attached hereto required to be delivered to the Administrative Agent by Section 13.3 of the Credit Agreement have been delivered to the Administrative Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Section 4 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date on the Business Day prior to the proposed Effective Date.
      3. ASSUMPTION. For and in consideration of the assignment of rights by the Assignor set forth in Section 2 hereof and the other consideration set forth herein, and effective as of the Effective Date, the Assignee does hereby accept that assignment, and assume and covenant and agree fully, completely and timely to perform, comply with and discharge, each and all of the obligations, duties and liabilities of the Assignor under the Credit Agreement which are assigned to the Assignee hereunder, which assumption includes, without limitation, the obligation to fund the unfunded portion of the [Facility A Commitment] [and] [Facility B Commitment] in accordance with the provisions set forth in the Credit Agreement as a "Bank" under the Credit Agreement with [
% of the [Facility A Commitments] [and] [    % of the Facility B Commitments].
The Assignee agrees to be bound by all provisions relating to "Banks" and "Applicable Banks" under and as defined in the Credit Agreement, including, without limitation, provisions relating to the dissemination of information and the payment of indemnification.
     4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the Purchased Percentage of the Assignor's [Facility A Commitment] [and] [Facility B Commitment] and [Facility A Loans] [and] [Facility B Loans] [constituting part of any [Ratable Facility A Advances] [Ratable Facility B Advances]]. The Assignee shall advance funds directly to the Administrative Agent with respect to all such Loans and reimbursement payments made on or after the Effective Date. In consideration for the sale and assignment of such Loans hereunder,
(i) with respect to all Floating Rate Loans made by the Assignor outstanding on the Effective Date, the Assignee shall pay the Assignor, on the Effective Date,[ an amount equal to the Purchased Percentage of all such Floating Rate Loans; and (ii) with respect to each Fixed Rate Loan made by the Assignor outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Fixed Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date")]*, the Assignee shall pay the Assignor an amount equal to the Purchased Percentage of such Fixed Rate Loan. On and after the Effective Date, the Assignee will also remit to the Assignor any amounts of interest on Loans [constituting part of any [Ratable Facility A Advances] [Ratable Facility B Advances]] and fees received from the Administrative Agent which relate to the Purchased Percentage of [Facility A Loans] [and] [Facility B Loans] made by the Assignor accrued for periods prior to the Effective Date, in the case of Floating Rate Loans, or the Payment Date, in the case of Fixed Rate Loans, and not heretofore paid by the Assignee to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Fixed Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on such Fixed Rate Loan at the applicable rate provided by the Credit Agreement. In the event that either party hereto receives any payment
___________________
* Assignor and Assignee may substitute their own terms here.
to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.
     5. CREDIT DETERMINATION; LIMITATIONS ON ASSIGNOR'S LIABILITY. The Assignee represents and warrants to the Assignor that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as the Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no representation or warranty of any kind to the Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of the Credit Agreement or any other Loan Document, including without limitation, documents granting the Assignor and the other Banks a security interest in assets of the Borrower, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents, except for its or their own bad faith or willful misconduct.
       6. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's performance or non-performance of obligations assumed under this Assignment Agreement.
       7. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 13.3 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any Person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained, and (ii) the Assignee is not thereby released from any of its obligations to the Assignor hereunder.

       8. REDUCTIONS OF COMMITMENT. If any reduction in the [Facility A Commitments] [Facility B Commitments] occurs between the date of this Assignment Agreement and the Effective Date, the percentage of the [Facility A Commitments] [Facility B Commitments] assigned to the Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the [Facility A Commitment] [Facility B Commitment] of the Assignee shall be recalculated based on the reduced [Facility A Commitments] [Facility B Commitments].
        9. ENTIRE AGREEMENT. This Assignment Agreement and the attached consent embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.
       10. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of California.
      11. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.
                                        [NAME OF ASSIGNOR]
                                        By:
                                        Name:
                                        Title:
                                        Notice Address:


                                        [NAME OF ASSIGNEE]
                                        By:
                                        Name:
                                        Title:
                                        Notice Address:

                               EXHIBIT 1 to EXHIBIT J
                                     NOTICE
                                   OF ASSIGNMENT
To:           NIKE, Inc.


              BANK OF AMERICA, N.A.


From:  [NAME OF ASSIGNOR]
       [NAME OF ASSIGNEE]
                                                                       , 200_
     1. We refer to that Credit Agreement, dated as of November 17, 2000 (which, as it may be amended, modified, renewed or extended from time to time, is herein called the "Credit Agreement") among NIKE, Inc. (the "Borrower"), the Banks and other Persons party thereto, including ____________ (the "Assignor"), and Bank of America, N.A., as administrative agent for the Banks (as such, the "Administrative Agent"). Capitalized terms used herein and in any consent delivered in connection herewith and not otherwise defined herein or in such consent shall have the meanings attributed to them in the Credit Agreement.
      2. This Notice of Assignment (this "Notice") is given and delivered to the Borrower and the Administrative Agent pursuant to Section 13.3.2 13.3.3 of the Credit Agreement.
      3.   The Assignor and _________ (the "Assignee") have entered into an
Assignment Agreement, dated as of                  , 200  , pursuant to which,
among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor, an interest in and to all of the Assignor's rights and obligations under the Credit Agreement such that Assignee's percentage of the [Facility A
Commitments] [Facility B Commitments] shall equal   %, effective as of the
"Effective Date" (as hereinafter defined).  The "Effective Date" shall be the
later of           __  , 200   or two Business Days (or such shorter period as
agreed to by the Administrative Agent) after this Notice of Assignment and any consents and fees required by Sections 13.3.1, 13.3.2 and 13.3.3 of the Credit Agreement have been delivered to the Administrative Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

      4. As of this date, the percentage of the Assignor in the [Facility A Commitments] [Facility B Commitments] and [Facility A Ratable Advances] [Facility B Ratable Advances] is %____%. As of the Effective Date, the percentage of the Assignor in the [Facility A Commitments] [Facility B Commitments] and [Facility A Ratable Advances] [Facility B Ratable Advances] will be ____% (as such percentage may be reduced or increased by assignments which become effective prior to the assignment to the Assignee becoming effective) and the percentage of the Assignee in the [Facility A Commitments] [Facility B Commitments] and [Facility A Ratable Advances] [Facility B Ratable Advances] will be ____%.
      5. The Assignor and the Assignee hereby give to the Borrower and the Administrative Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Administrative Agent before ____,
200   to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Administrative Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Administrative Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Administrative Agent, the Assignor will give the Administrative Agent written confirmation of the occurrence of the Effective Date.
      6. The Assignee hereby accepts and assumes the assignment and delegation referred to herein and agrees as of the Effective Date (i) to perform fully all of the obligations under the Credit Agreement which it has hereby assumed and (ii) to be bound by the terms and conditions of the Credit Agreement as a "Bank".
      7. The Assignor and the Assignee request and agree that any payments to be made by the Administrative Agent to the Assignor on and after the Effective Date shall, to the extent of the assignment referred to herein, be made entirely to the Assignee, it being understood that the Assignor and the Assignee shall make between themselves any desired allocations.
      8. The Assignor or the Assignee shall pay to the Administrative Agent on or before the Effective Date the processing fee of $3,500 required by
Section 13.3.3 of the Credit Agreement.
      9. The Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacement notes, to the Assignor and the Assignee in accordance with Section 13.3.3 of the Credit Agreement. The Assignor agrees to deliver to the Administrative Agent the relevant original Note(s) received from it by the Borrower upon its receipt of a new Note (or Notes) in the amount set forth above.

      10. The Assignee advises the Administrative Agent that the address listed below is its address for notices under the Credit Agreement:
                    _____________________________
                    _____________________________
                    _____________________________

ASSIGNOR                                       ASSIGNEE
By:                                            By:
   Name:                                          Name:
   Title:                                         Title:

                                EXHIBIT 2 to EXHIBIT J
                                  CONSENT AND RELEASE
TO:          [NAME OF ASSIGNOR]
             _____________________
             _____________________
             [NAME OF ASSIGNEE]
             _____________________
             _____________________
                                                                        , 200__
       1.    We acknowledge receipt from                        (the
"Assignor") and ____________ (the "Assignee") of the Notice of Assignment,
dated as of               , 200   (the "Notice").  Capitalized terms used
herein and not otherwise defined herein shall have the meanings attributed to them in the Notice.
       2. In consideration of the assumption by the Assignee of the obligations of the Assignor as referred to in the Notice, the Borrower hereby
(i) irrevocably consents, as required by Section 13.3 of the Credit Agreement, to the assignment and delegation referred to in the Notice and (ii) as of the Effective Date, irrevocably reduces the percentage of the Assignor in the [Facility A Commitments] [Facility B Commitments] by the percentage of the [Facility A Commitments] [Facility B Commitments] assigned to the Assignee and releases the Assignor from all of its obligations to the Borrower under the Loan Documents to the extent that such obligations have been assumed by the Assignee.
      3. The Borrower directs the Administrative Agent to prepare for issuance by the Borrower new Notes as requested by the Assignor and the Assignee in the Notice.
      4. In consideration of the assumption by the Assignee of the obligations of the Assignor as referred to in the Notice, the Administrative Agent hereby (i) irrevocably consents, as required by Section 13.3 of the Credit Agreement, to the assignment and delegation referred to in the Notice,
(ii) as of the Effective Date, irrevocably releases the Assignor from its obligations to the Administrative Agent under the Loan Documents to the extent that such obligations have been assumed by the Assignee, and (iii) agrees that, as of the Effective Date, the Administrative Agent shall consider the Assignee as a "Bank" for all purposes under the Loan Documents to the extent of the assignment and delegation referred to in the Notice.
NIKE, INC.                              BANK OF AMERICA, N.A.,
as Administrative Agent
By:                                     By:
      Name:                                   Name:
      Title:                                  Title:

                                   EXHIBIT K
                    FACILITY B TERM LOAN BORROWING NOTICE
                                                       Date: ___________, 200_
To:    Bank of America, N.A. as Administrative Agent for the Banks
parties to the Credit Agreement dated as of November 17, 2000 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among NIKE, Inc., Bank of America, N.A., as
Administrative Agent, and the Banks and other Persons party thereto.
Ladies and Gentlemen:
      The undersigned, NIKE, Inc., (the "Company") refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.8.2 of the Credit Agreement, of the Borrowing specified below:
      1.     The Business Day of the proposed Borrowing Date: ____________,
200_.
      2. The aggregate principal amount of the Facility B Term Loans shall be $______________.
      3. The Borrower has selected the [Eurodollar Rate] [Floating Rate] for the Facility B Term Loans.
      4. [If applicable:] The duration of the Interest Period for the Facility B Term Loans shall be month[s].
      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date on which the Facility B Term Loans are made, before and after giving effect thereto and to the application of the proceeds therefrom:

      (a)    the representations and warranties of the Borrower contained in
Article V of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);
      (b) no Default or Event of Default has occurred and is continuing, or would result from the making of the Facility B Term Loans; and
      (c) the aggregate principal amount of the Facility B Term Loans shall not exceed the sum of (i) the aggregate principal amount of the Facility B Loans which will be outstanding as of the opening of business on the Facility B Termination Date, plus (ii) the aggregate amount available to be borrowed from the Facility B Banks as of the opening of business on the Facility B Termination Date.

                                       NIKE, INC.
                                       By: _______________________________
                                           Name:
                                           Title:

                                   SCHEDULE 1
                                  SUBSIDIARIES


Name of Subsidiary               Addresses                            Ownership


                                    Schedule 1-1

                                    SCHEDULE 2
                                      LIENS

          NONE
                                    Schedule 2-1

                                    SCHEDULE 3
                                    COMMITMENTS
                                 AND PRO RATA SHARES

                                Facility A Commitments

Bank                       Facility A Commitment   Facility A Pro Rata Share
Bank of America, N.A.          $45,000,000.00             9.0%
ABN-AMRO Bank N.V.             $20,000,000.00             4.0%
Banca Commerciale Italiana     $10,000,000.00             2.0%
Banca Intesa                   $10,000,000.00             2.0%
Bank One, NA                   $38,000,000.00             7.6%
Royal Bank of Canada
  (RBC Securities Corp.)       $20,000,000.00            4.0%
Citicorp USA, Inc.             $45,000,000.00             9.0%
Commerzbank AG                 $34,000,000.00             6.8%
Deutsche Bank AG               $20,000,000.00             4.0%
First Union National Bank      $20,000,000.00             4.0%
Fleet National Bank            $34,000,000.00             6.8%
HSBC Bank USA                  $38,000,000.00             7.6%
Industrial Bank of Japan, Ltd. $10,000,000.00             2.0%
The Northern Trust Company     $14,000,000.00             2.8%
Bank of Nova Scotia            $20,000,000.00             4.0%
State Street Bank & Trust Co.  $20,000,000.00             4.0%
Bank of Tokyo-Mitsubishi, Ltd. $38,000,000.00             7.6%
U.S. Bank National Association $20,000,000.00             4.0%
Wells Fargo Bank, N.A.         $14,000,000.00             2.8%
Westdeutsche Landesbank
  Girozentrale                 $20,000,000.00             4.0%
Westpac Banking Corp.          $10,000,000.00             2.0%
Total                          $500,000,000.00          100.0%
                             Schedule 3-1

Facility B Commitments

Bank                        Facility B Commitment    Facility B Pro Rata Share
Bank of America, N.A.           $67,500,000.00             9.0%
ABN-AMRO Bank N.V.              $30,000,000.00             4.0%
Banca Commerciale Italiana      $15,000,000.00             2.0%
Banca Intesa                    $15,000,000.00             2.0%
Bank One, NA                    $57,000,000.00             7.6%
Royal Bank of Canada
  (RBC Securities Corp.)        $30,000,000.00             4.0%
Citicorp USA, Inc.              $67,500,000.00             9.0%
Commerzbank AG                  $51,000,000.00             6.8%
Deutsche Bank AG                $30,000,000.00             4.0%
First Union National Bank       $30,000,000.00             4.0%
Fleet National Bank             $51,000,000.00             6.8%
HSBC Bank USA                   $57,000,000.00             7.6%
Industrial Bank of Japan, Ltd.  $15,000,000.00             2.0%
The Northern Trust Co.          $21,000,000.00             2.8%
Bank of Nova Scotia             $30,000,000.00             4.0%
State Street Bank & Trust Co.   $30,000,000.00             4.0%
Bank of Tokyo-Mitsubishi, Ltd.  $57,000,000.00             7.6%
U.S. Bank National Association  $30,000,000.00             4.0%
Wells Fargo Bank, N.A.          $21,000,000.00             2.8%
Westdeutsche Landesbank
  Girozentrale                  $30,000,000.00             4.0%
Westpac Banking Corp.           $15,000,000.00             2.0%
Total                           $750,000,000.00          100.0%

                                  SCHEDULE 4

                    EURODOLLAR AND DOMESTIC LENDING OFFICES